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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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USANA Health Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3838 West Parkway Boulevard
Salt Lake City, Utah 84120-6336
(801) 954-7100

March 22, 2019

Dear USANA Shareholders,

        We are excited to invite you to attend the Annual Meeting of Shareholders of USANA Health Sciences, Inc. on Wednesday, May 1, 2019 at 11:00 a.m., Mountain Daylight Time. We will conduct the Annual Meeting via a live webcast. You will be able to attend the annual meeting and vote your shares electronically during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/USNA2019 and entering the 16-digit control number provided in your proxy materials.

        We are pleased to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials, instead of a paper copy of the Proxy Statement and our 2018 Annual Report. The notice contains instructions on how to access those documents over the Internet as well as how to receive a paper copy of our proxy materials. All shareholders who do not receive a notice will receive a paper copy by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

        You may vote your shares at the Annual Meeting, or by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials, by mail. You also may vote by mail by following the instructions on the proxy card or voting instruction card. Submitting your vote in any of these authorized ways will ensure your representation at the Annual Meeting regardless of whether you participate virtually in the Annual Meeting online over the Internet.

        Your vote is important to us and I do hope you will vote as soon as possible. Thank you for your continued support of USANA.

Sincerely,

Kevin Guest
Chief Executive Officer

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

Annual Meeting of Shareholders
May 1, 2019
11:00 a.m. Mountain Time
Online at www.virtualshareholdermeeting.com/USNA2019

To the Shareholders of USANA Health Sciences, Inc.:

        The 2019 Annual Meeting of Shareholders of USANA Health Sciences, Inc. will be held on May 1, 2019, at 11:00 a.m. Mountain Time. Our Annual Meeting will be a virtual meeting conducted entirely via live webcast over the Internet. You will be able to attend the Annual Meeting online and vote your shares electronically during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/USNA2019 and entering your 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card, or the voting instructions that accompanied your proxy materials.

        Items of Business—At the meeting, we will conduct the following business, as more fully described in the Proxy Statement accompanying this Notice of Annual Meeting:

  1.
  Elect the seven directors named in the Proxy Statement;

  2.
  Ratify the selection of KPMG LLP as our independent registered public accounting firm for the Fiscal Year 2019;

  3.
  Conduct an advisory vote on our named executive officer compensation, as described in these proxy materials; and

  4.
  Such other business as may properly come before the meeting or at any postponement or adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. You are entitled to notice of, and eligible to vote at, this year's Annual Meeting if you were a shareholder of record as of the close of business on March 1, 2019.

        In accordance with Securities and Exchange Commission rules, we are furnishing these proxy materials and our Annual Report on Form 10-K for fiscal 2018 via the Internet. On March 22, 2019, we mailed to shareholders as of the record date a notice with instructions on how to access our Annual Meeting materials and vote via the Internet, or by mail or telephone.

        Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

        Your vote is important to us. Whether or not you plan to participate in the Annual Meeting, we encourage you to review the accompanying proxy statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

Joshua Foukas Chief Legal Officer, General Counsel and Corporate Secretary

Salt Lake City, Utah
March 22, 2019

USANA HEALTH SCIENCES, INC.
ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

ii

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PROXY STATEMENT
For the Annual Meeting of Shareholders
To be held on Wednesday, May 1, 2019

Summary

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of USANA Health Sciences, Inc. for our Annual Meeting of Shareholders to be held via live webcast on Wednesday, May 1, 2019, at 11:00 a.m. (Mountain Daylight Time), and any adjournment or postponement thereof (the "Annual Meeting"). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/USNA2019, where you will be able to listen to the meeting live, submit questions, and vote online. In this document, the words "USANA," the "Company," "we," "our," "ours," and "us" refer only to USANA Health Sciences, Inc., and not any other person.

        Whether or not you plan to participate in the virtual annual meeting online, we encourage you to vote promptly. A person giving a proxy has the power to revoke it. If you attend the virtual annual meeting, you may revoke your proxy and vote via the virtual meeting website.

Internet Availability of Proxy Materials

        We are taking advantage of Securities and Exchange Commission ("SEC") rules that allow us to deliver proxy materials to our shareholders on the Internet. Under these rules, on March 22, 2019, we mailed our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the Fiscal Year ended December 29, 2018 ("Fiscal Year 2018"). The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote over the Internet, by mail or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you specifically request these materials.

        Internet distribution of proxy materials helps us expedite receipt of the materials by shareholders, lower the cost of our Annual Meeting, and reduce the environmental impact of our Annual Meeting. However, if you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting those materials contained in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Voting and Quorum, Abstentions and Broker Non-Votes

        Only holders of record ("shareholders") of our common stock at the close of business on March 1, 2019 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 23,324,485 shares of our common stock outstanding. Common stock is our only class of voting stock. You may vote all shares owned by you as of the Record Date, including (i) shares held directly by you in your name as the shareholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

        Shareholder of Record.     If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the shareholder of record with respect to those shares. As a shareholder of record, you are entitled to vote in any one of the following ways:

  •
  By Internet or by telephone. Follow the instructions included in the one-page Notice of Internet Availability of Proxy Materials or, if you received printed materials, in the proxy card, to vote by Internet or telephone.

  •
  By mail. If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board's recommendations as noted below.

  •
  Online at the Annual Meeting. Shareholders who choose to attend the virtual Annual Meeting can vote via the virtual meeting website by visiting www.virtualshareholdermeeting.com/USNA2019. You will need the 16-digit control number included on your Notice of Internet Availability of proxy materials in order to participate in the virtual Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the virtual Annual Meeting.

        Beneficial Owner.     If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. Because you are not the shareholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

        Quorum.     Each share of common stock is entitled to one vote on all matters on which shareholders may vote. There is no cumulative voting in the election of directors or any other matter. A majority of our shares of common stock outstanding as of the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a "quorum." Shares of common stock held of record by shareholders in attendance online at the Annual Meeting or represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining the presence of a quorum, without regard to whether the proxy is marked as casting a vote or withholding authority or abstaining with respect to a particular matter.

        Broker Non-Votes     When shares held by a broker for a beneficial owner are not voted because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares a broker non-vote occurs. Under New York Stock Exchange ("NYSE") rules, a broker is entitled to vote shares held for a beneficial owner on "routine" matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on "non-routine" matters. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the virtual Annual Meeting. All of the proposals presented at the Annual Meeting, other than the ratification of KPMG LLP as our independent registered public accounting firm for the Fiscal Year 2019, are non-routine matters. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

        Shares Held in Multiple Accounts.     If your shares are held in more than one account, you will receive a Notice of Internet Availability of Proxy Materials or separate voting instructions for each account. To ensure that all of your shares in each account are voted at the Annual Meeting, you must vote in accordance with the Notice of Internet Availability of Proxy Materials or the separate voting instructions that you receive for each account.

        Election of Directors.     Shares may be voted "FOR" or "WITHHOLD" in the election for directors. Directors will be elected by a plurality of the votes cast. This means that the nominees with the most "FOR" votes will be elected. A "WITHHOLD" vote will have no effect on the election's outcome, because the candidates who receive the highest number of "FOR" votes are elected, and when candidates run unopposed they only need a single "FOR" vote to be elected. However, because of a new provision added by our Second Amended and Restated Bylaws, adopted by the Board in March 2019 (the "Amended and Restated Bylaws"), "WITHHOLD" votes may still have an effect on individual director nominees. Under this new provision, an incumbent director nominee elected in an uncontested election (i.e., an election in which the number of nominees is equal to the number of directors to be elected at the meeting) who receives a greater number of "WITHHOLD" votes than "FOR" votes at the Annual Meeting, must tender his or her resignation to the Board. The remaining Board members will then determine whether to accept the resignation and publicly disclose its decision following the date they make their decision. See "Plurality Plus Voting for Directors; Director Resignation Policy" in the section "Board of Directors and Corporate Governance," below.

        Ratification of Selection of Independent Registered Public Accounting Firm.    Ratification of the selection of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted "FOR" the proposal must exceed the number of shares voted "against" such proposal). On this proposal you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

        Approval of Executive Compensation.    The approval of this proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted "FOR" the proposal must exceed the number of shares voted "AGAINST" such proposal). On this proposal you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions and broker non-votes will have no effect on the vote's outcome on this proposal.

Revocation and Voting of Proxies

        If you give your proxy pursuant to this solicitation, you may revoke it at any time prior to the Annual Meeting. You may revoke a previously provided proxy by: (i) delivering to our Corporate Secretary a written revocation of proxy; (ii) executing a new proxy that bears a later date; or (iii) attending the Annual Meeting and voting your shares online at the Annual Meeting. Attendance at the virtual Annual Meeting online will not, by itself, result in revoking a proxy. You should also be aware that if you are a beneficial owner, meaning that your shares of USANA common stock are held of record in an account by a broker, bank, trustee, or other nominee, and you wish to revoke a proxy or change your vote, you must contact the broker, bank, trustee, or other nominee to revoke any prior voting instructions and provide new voting instructions.

        All valid, unrevoked proxies will be voted in accordance with the specifications in the proxies and as directed. If a proxy is properly executed and returned and no voting specifications are indicated therein, the shares will be voted as follows:

  •
  FOR each of the seven nominees for director named in this Proxy Statement, to serve for a term of one year or until their respective successors are elected and qualified;

  •
  FOR the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal Year 2019; and

  •
  FOR the non-binding advisory resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion.

        With respect to such other matters as may properly come before the Annual Meeting, votes will be cast in the discretion of the appointed proxies. We are not aware of any other matters that are to be presented for action at the Annual Meeting.

Proxy Solicitation

        We are making this proxy solicitation both through the mail and Internet, although proxies may be solicited by personal interview, telephone, facsimile, letter, e-mail or otherwise. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the common stock.

Attending the Virtual Annual Meeting

        Shareholders as of the Record Date are invited to attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/USNA2019. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials. The Annual Meeting will begin promptly at 11:00 a.m. (Mountain Daylight Time). Online check-in will begin at 10:55 a.m., (Mountain Daylight Time), and you should allow sufficient time for the online check-in procedures.

Voting Results

        Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL #1—ELECTION OF DIRECTORS

        It is proposed that we elect seven directors to serve one-year terms until the annual meeting of shareholders in 2020, or until their successors shall have been duly elected and qualified. The nominees for director are listed in this Proxy Statement. As of the date of this Proxy Statement, our Board consists of eight directors. However, one of our directors, J. Scott Nixon, has accepted a three-year voluntary leadership assignment in Brazil for The Church of Jesus Christ of Latter-day Saints and has informed the Board that he will therefore not stand for reelection at the Annual Meeting. The Board and management extend their gratitude to Mr. Nixon for his service on the Board and to USANA. The Board intends to continue its ongoing review of its composition and expects to add a new independent director in the near future.

        You may not give a proxy to vote for more than the number of nominees (seven). Unless a proxy otherwise specifies, the shares voted by such a proxy will be voted "FOR" the election of each of the seven nominees listed below.

        Each of the seven nominees listed below is currently a director and member of our Board. Six of the incumbent directors nominated for reelection were elected by the shareholders at our 2018 annual meeting. In December 2018, the Board appointed Ms. Peggie Pelosi as a director and member of our Board, on the recommendation of the Governance, Risk & Nominating Committee of the Board. Each of the nominees listed has agreed to serve if elected, and we know of no reason why any of the nominees would not be available for election or, if elected, would not be able to serve. If any nominee is unable to serve or for good cause will not serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board to fill the vacancy.

        The Governance, Risk & Nominating Committee has determined that each nominee for election at the Annual Meeting meets the criteria set forth in its charter and in the USANA Corporate Governance Guidelines. Those guidelines direct the Committee to consider criteria such as the nominee's independence, expertise, and experience applicable to our business, substantive knowledge of our industry, high personal and professional ethics, and their ability and willingness to devote the required time to the business of the Board and the Company. In addition, we believe that each nominee possesses the personal qualities and attributes we consider to be essential to allow the Board to fulfill its duties to our shareholders, including personal accountability, integrity, ethical leadership, and business acumen, and the ability to exercise sound and independent business judgment.

Director Nominees

        Information for each person nominated for election as a director at the Annual Meeting, including age, term of office and business experience, including directorships during the past five years, is set forth below. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes or skills that factored into the determination by the Governance, Risk & Nominating Committee and by our Board of Directors that each of them should serve as a director of USANA. The nominees for director are Robert Anciaux, Gilbert A. Fuller, Kevin Guest, Peggie Pelosi, Feng Peng, Myron W. Wentz, Ph.D., and Frederic Winssinger.

        Robert Anciaux, 73, Director, Mr. Anciaux has served as a director of USANA since July 1996. Since 1990, he has been the Managing Director of S.E.I. s.a., a consulting and investment management firm in Brussels, Belgium. Additionally, since 1982, Mr. Anciaux has been self-employed as a venture capitalist in Europe, investing in various commercial, industrial, and real estate venture companies. In some of these privately held companies, Mr. Anciaux also serves as a director. Mr. Anciaux received an Ingenieur Commercial degree from Ecole de Commerce Solvay Universite Libre de Bruxelles. We believe that Mr. Anciaux's financial expertise and experience in providing consulting and strategic advisory services to complex organizations, and his extensive experience and familiarity with the business of the Company qualify him to serve on our Board.

        Gilbert A. Fuller, 78, Independent Director, Audit Committee Chairman and Governance, Risk & Nominating Committee member. Mr. Fuller has served as a director of USANA since September 2008. Prior to that, he served as our Executive Vice President, Chief Financial Officer, and Secretary since January 2006. Mr. Fuller joined USANA in May 1996, as the Vice President of Finance and served in this role until June 1999, when he was appointed as the Company's Senior Vice President. Before joining USANA, Mr. Fuller served in various executive positions for several companies. Mr. Fuller served as Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer, and direct seller of personal care products. He was also the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives. He obtained his certified public accountant license in 1970 and kept it current until his career path developed into corporate finance. Mr. Fuller received a B.S. in Accounting and an M.B.A. from the University of Utah. In December 2012, Mr. Fuller was appointed as a director of Security National Financial Corporation, a NASDAQ-listed company. We believe that Mr. Fuller's more than 12 years of experience as an executive officer of USANA, his deep understanding of our business, people and products, his 15 years of experience as a financial officer in the direct selling industry, as well as his accounting, finance and corporate strategy expertise qualify Mr. Fuller to serve on our Board of Directors.

        Kevin Guest, 56, Chief Executive Officer. Mr. Guest joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events. Following our acquisition of the media, video, and event-productions company, FMG Productions founded by Mr. Guest, he became a full-time employee of the Company and he was promoted to Vice President of Media and Events in February 2004. In January 2006, he was appointed Executive Vice President of Marketing and served in that role until July 2008, when he was appointed Chief Marketing Officer. Mr. Guest served in this role until May 2011, when he was appointed President of North America. In October 2012, he was appointed President of the Americas, Europe and South Pacific. In August 2014, Mr. Guest was appointed President of USANA and served in this role until August 2015, when he was appointed Co-Chief

Executive Officer. He served in this role until November 2016 when he was appointed Chief Executive Officer. Mr. Guest earned a B.A. in Communications from Brigham Young University. Mr. Guest's important role as the leading force of our management and sales efforts and his talent as a motivating leader qualify him to serve as a member of the Board.

        Peggie Pelosi, 64, Independent Director. Ms. Pelosi is a corporate social responsibility/sustainability practitioner. Since 2005, Ms. Pelosi has been the Founding Partner and Strategic Advisor at Orenda Connections, a corporate social responsibility consultancy in Toronto, Ontario, Canada. She is also an Instructor in the Certificate Program in Corporate Social Responsibility at the University of St. Michael's College in the University of Toronto, and a part-time Professor in Sustainable Business Management Post Graduate Studies at Seneca College, Faculty of Business in Toronto. Since 2015, she has also served as the Executive Director of Innovators Alliance, a network of CEOs focused on sustainable and profitable growth through innovation. Prior to her career and academic work in corporate social responsibility and sustainability, Ms. Pelosi served as a member of the Company's management team, first as Executive Director of Sales for Canada and then as Vice President of Network Development. She worked for the Company until 2004. While at the Company, Ms. Pelosi began the program that would evolve into the USANA True Health Foundation, and this led to her interest in corporate social responsibility. Prior to her roles at the Company, Ms. Pelosi had 15 years of direct selling leadership experience. Ms. Pelosi has also previously served on the Board of Directors of a number on non-profit organizations including the Children's Hunger Fund and Big Brothers Big Sisters of Toronto. She is a graduate of the Corporate Social Responsibility & Sustainability Program at St. Michael's College at the University of Toronto.

        Feng Peng, 45, Independent Director, Audit Committee, Compensation Committee and Governance, Risk & Nominating Committee member. Mr. Peng was elected to the Board in May 2016. Mr. Peng has served as a Partner and Portfolio Manager at Linden Rose Investment since January 2017. From March 2013 to December 2016, Mr. Peng served as Chief Financial Officer of Ossen Innovation Co., Ltd. (NASDAQ:OSN), a China-based manufacturing company. Prior to that, Mr. Peng served as Senior Vice President at MZ Group from August 2007 until September 2012 where he was responsible for providing strategic consulting services related to U.S. capital markets to Chinese clients. At MZ Group, Mr. Peng conducted extensive financial and industry due diligence, performed analysis on companies' financials, and provided management teams of client companies with extensive coaching, including detailed intelligence on investor expectations, perceptions and concerns, industry analysis, compliance, and reporting and disclosure requirements. Prior to working at MZ Group, he served in various capacities at Thomson Financial and Citigroup. Mr. Peng has been trained in both finance and accounting. He received a Master of Science in Computer Science from the New Jersey Institute of Technology. He also received a bachelor's degree in Automation Control from Shanghai Jiao Tong University in Shanghai, China in 1995. Mr. Peng is a certified Senior International Finance Manager (SIFM) in China. Mr. Peng's qualifications to sit on our Board include his extensive business experience in China, as well as his financial and corporate strategy experience.

        Myron W. Wentz, Ph.D., 78, Founder and Chairman of the Board. Dr. Wentz founded USANA in 1992 and served as the Chief Executive Officer and Chairman of the Board from 1992 to July 2008, when he retired as Chief Executive Officer. In 1974, Dr. Wentz founded Gull Laboratories, Inc., which was a developer and manufacturer of medical diagnostic test kits and was the former parent corporation of USANA. Dr. Wentz was Chairman of Gull from 1974 until 1998. In 1998, Dr. Wentz founded Sanoviv, S.A. de C.V. ("Sanoviv"), a holistic integrative medical center and hospital located near Rosarito, Mexico. Joining a pathology group in Peoria, Illinois, from 1969 to 1973, Dr. Wentz served as infectious disease specialist and directed the microbiology and immunology laboratories for three hospitals in the Peoria area. He received a B.S. in Biology from North Central College, Naperville, Illinois, an M.S. in Microbiology from the University of North Dakota, and a Ph.D. in Microbiology and Immunology from the University of Utah. Dr. Wentz is our largest shareholder, founder, and the visionary force behind the science and mission of USANA. His vast education and professional experience as a microbiologist, immunologist, and pioneer in the development of human cell culture technology, as well as his service as our Chairman and former Chief Executive Officer, uniquely qualify him to serve as a member of our Board and as our Chairman.

        Frederic J. Winssinger, 50, Independent Director, Audit Committee, Compensation Committee and Governance, Risk & Nominating Committee member. Mr. Winssinger became a director in May 2016. Mr. Winssinger has been a Managing Partner of RW Partners LLC (RWP) since 2006. RWP is a commercial real estate private equity investment company based in Phoenix, Arizona. Mr. Winssinger also oversees his family's general investment operations and in 2014, he co-founded PlanninCore Wealth Advisors to provide investment advice to individuals and families. Prior to 2006, Mr. Winssinger worked in strategy consulting for the Boston Consulting Group and as a Portfolio Manager/Financial Analyst for JP Morgan Asset Management and other privately held asset management companies. Mr. Winssinger received a B.A. in Mathematics and Economics from Claremont McKenna College and an M.B.A from The Wharton School of the University of Pennsylvania. Mr. Winssinger's qualifications to sit on our Board include his 20 years of experience in financial analysis, and his training in evaluating corporate strategy towards the creation of shareholder value under sound corporate governance.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board unanimously recommends a vote FOR each director nominee named above.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        We have adopted a number of policies and practices, some of which we describe in this section of the proxy statement, which highlight our commitment to sound corporate governance principles. We also maintain a corporate governance page on our website that includes additional related information, as well as our codes of conduct, principles of corporate governance, and the charters for each of the standing committees of the Board. The "Corporate Governance" page is located on the "Investor Relations" section of our website at www.usana.com. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Independent Directors

        In accordance with the current listing standards of the NYSE, the Board, on an annual basis, affirmatively determines the independence of each director or nominee for election as a director. The Board has determined that Mr. Feng, Mr. Fuller, Ms. Pelosi and Mr. Winssinger are "independent directors," using the definition of that term in the Listed Company Manual of the NYSE. As a result, a majority of the Board, and all of the members of the Audit Committee, Compensation Committee, and Governance, Risk & Nominating Committee, are independent directors in accordance with the independence requirements of the NYSE and the SEC, including certain additional standards applicable to those committees. From time to time in this Proxy Statement, we refer to our independent directors and Mr. Anciaux, none of whom is an employee or executive of USANA, as our "non-management directors" or "non-employee directors."

Communicating with the Board of Directors

        Our shareholders or other interested parties wishing to communicate with the Board, the non-management directors as a group, or any individual director may do so in writing by addressing the correspondence to that individual or group as follows:

  USANA Health Sciences, Inc.
  c/o Joshua Foukas, Chief Legal Officer, General Counsel and Corporate Secretary
  3838 West Parkway Boulevard
  Salt Lake City, Utah 84120

        Please address any communication by e-mail to investor.relations@us.usana.com and mark "Attention: Corporate Secretary" in the "Subject" field.

        Our Chief Legal Officer serves as Corporate Secretary and determines, in his discretion, whether the nature of the communication is such that should be brought to the attention of the Board, a committee, the Lead Independent Director, or all independent directors. Accounting, audit, internal accounting controls, and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the non-management directors, or individual directors as appropriate. As a general matter, the Corporate Secretary does not forward spam, junk mail, mass mailings, job inquiries, surveys, business solicitations, advertisements, or offensive or inappropriate material.

Principles of Corporate Governance

        We have summarized below governance practices we have implemented that are intended to enhance and encourage effective independent oversight of Board decisions.

Stock Ownership Requirements

        We have adopted minimum stock ownership requirements for directors and executive officers to align the interests of our executive officers and non-employee directors with the interests of our shareholders, and to promote our commitment to sound corporate governance. Non-employee directors are expected to hold at least equal to two times their annual retainer fees in USANA common stock. Unexercised Stock-Settled Stock Appreciation Rights ("SSAR's") (whether or not vested) and unearned and unvested DSU's and RSU's held by an independent Board member will be considered as stock held in satisfaction of this policy. Non-employee directors have five years from April 23, 2018 (the date this policy was adopted) to achieve compliance with these minimum ownership requirements.

        Our executive officers (including executives who serve as directors) are expected to comply with the following stock ownership guidelines:

Position	Stock Ownership Requirement
Chief Executive Officer	1.5 times base salary
All other executive officers	1 times base salary

        More information about the minimum stock ownership requirements applicable to our executives is included in "Compensation Discussion and Analysis."

Lead Independent Director

        Because the Board believes that strong, independent board leadership is an important aspect of corporate governance and beneficial to USANA and our shareholders, the Board has historically designated one of the directors as a Lead Independent Director. The Lead Independent Director is an independent director selected for a one-year term, or until their successor is chosen, by the other independent directors and is responsible for coordinating the activities of the independent directors.

The Lead Independent Director presides at executive sessions of the independent directors and at meetings of the Board when the Chair is not present, and is a contact person for shareholders and third parties who may desire to contact the Board independently of the Chair. Mr. Fuller was Lead Independent Director during Fiscal Year 2018. We believe that Mr. Fuller is an effective Lead Independent Director due to, among other things, his independence, his leadership experience in executive positions as chief financial officer and executive officer, his strong strategic and financial acumen, and commitment to ethics, as well as his extensive knowledge and deep understanding of USANA and our business.

Separation of Chairman and Chief Executive Officer Roles

        Our corporate guidelines provide that the roles of CEO and Board Chair may be separated or combined. Although the Board does not have a formal policy on whether the roles of CEO and Chair should be separate, USANA has separately maintained these roles since 2008. Separating the CEO and Board Chair roles allows us to efficiently develop and implement corporate strategy that is consistent with the Board's oversight role, while facilitating strong day-to-day leadership. Our founder, Dr. Myron Wentz, is the Board Chair and Kevin Guest is our CEO and reports directly to the Board. The Board believes it is most appropriate to retain the discretion and flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. The Board believes it is currently appropriate to separate the roles of CEO and Board Chair as a result of the demands of and differences between each role. Our CEO is responsible for setting the strategic direction for the Company, with guidance from the Board. The CEO is also responsible for the day-to-day leadership and performance of the Company, while the Board Chair provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. Although Dr. Wentz is not independent under the rules of the NYSE, the Board believes the experience, leadership and vision he provides as Board Chair are essential to the short-and-long-term success of the Company.

Executive Sessions of Independent Directors

        In accordance with NYSE listing standards, our independent directors regularly meet in executive session without employee directors or other executive officers present as part of every regularly scheduled Board and committee meeting. The Lead Independent Director chairs these executive sessions. In the event that the Lead Director cannot preside at an executive session, the chairs of the Audit Committee, Compensation Committee, or Governance, Risk & Nominating Committee lead these meetings on a rotating basis.

Prohibition Against Pledging USANA Securities and Hedging Transactions

        Consistent with our Insider Trading Policy, we prohibit our executive officers and members of the Board from pledging our common stock or other securities and engaging in hedging transactions with respect to our securities. Our policies specifically prohibit our executive officers and non-employee directors from holding our securities in any margin account for investment purposes or otherwise using our securities as collateral for a loan. Our policy prohibits the purchasing of certain instruments (including prepaid variable forward contracts, equity swaps, and collars) and engaging in short sales of our stock and other similar transactions that could be used to hedge or offset any decrease in the value of our securities.

Code of Ethics

        We have adopted a Code of Ethics that applies to all of our directors, officers (including our Chief Executive Officer and Chief Financial Officer), and employees. We require that all of our directors, officers, and employees certify on an annual basis that they comply with the Code of Ethics. If we make any amendment to or grant any waivers of, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer or principal accounting officer, that would require disclosure under applicable SEC rules, we will disclose such amendment or waiver and the reasons therefor on a Current Report on Form 8-K or on our next periodic report filed under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Code of Ethics may be found on the "Corporate Governance" page of the "Investor Relations" section of our website at www.usana.com.

Corporate Governance Guidelines

        We have also adopted Corporate Governance Guidelines that outline the Company's corporate governance policies and principles. The Corporate Governance Guidelines may be found on the "Corporate Governance" page of the "Investor Relations" section of our website at www.usana.com.

Committees of the Board of Directors

        Our Board has three standing committees: The Audit Committee, the Compensation Committee, and the Governance, Risk & Nominating Committee. Each committee meets regularly and you may find the written charters for the committees on the "Corporate Governance" page of the "Investor Relations" section of our website at www.usana.com. At each regularly scheduled Board meeting, the Chair or a member of each committee reports on any significant matters addressed by the committee.

Annual Assessment of Board Effectiveness

        To ensure that our Board and its committees are performing effectively and in the best interests of the Company and its shareholders, the Board performs an annual assessment of itself, its committees, and its members, overseen by the Governance, Risk & Nominating Committee.

Plurality Plus Voting for Directors; Director Resignation Policy

        Our Amended and Restated Bylaws contain a "plurality plus" voting standard for the election of directors. Directors are elected by a plurality of the vote under the Amended and Restated Bylaws. However, the newly adopted "plurality plus" standard provides that in an uncontested election (that is, an election where the number of nominees is equal to the number of seats open), if an incumbent director standing for reelection is elected but fails to receive more "FOR" votes than "WITHHOLD" votes cast, the director must submit their resignation to the Board. The Governance, Risk & Nominating Committee shall promptly consider the resignation and recommend to the Board the action to be taken on the offered resignation. The Board then is required to act on the Committee's recommendation no later than the date of the Board's next regularly scheduled meeting. The director whose resignation is under consideration may not participate in the recommendation of the Committee or deliberations of the Board with respect to their resignation. Following the Board's decision, we would promptly disclose the decision by filing a Current Report on Form 8-K. If a resignation is accepted, the Governance, Risk & Nominating Committee would also recommend to the Board whether to fill such vacancy immediately, retain the vacancy for a period, or reduce the size of the Board.

Term Limits and Mandatory Retirement Age

        The Board has not established a maximum length of service or a mandatory retirement age for directors. The Board believes that the skill set and perspectives of its members should remain sufficiently current and broad in dealing with current and changing business dynamics, and therefore seeks to maintain a balance of directors with varying lengths of service and ages. While the Board recognizes that term limits and/or a mandatory retirement age could assist in this regard, they may have the unintended consequence of forcing the Board and the Company to lose the contribution of directors who over time have developed increased judgment, knowledge, and valuable insight into the Company and its operations. The Board also believes that there are other, more effective means to address board refreshment, including through a robust annual self-assessment process.

Risk Oversight and Management

        Our Board is actively involved in the oversight and management of the material risks that could affect the Company. The Board carries out its risk oversight and management responsibilities by monitoring risk directly as a full board and, where appropriate, through its committees. Effective risk oversight is a priority of the Board.

        Our Board has delegated responsibility for risk management largely to the Audit Committee and the Governance Risk & Nominating Committee. The Audit Committee oversees management of risk related to our financial, legal and fraud policies. This includes regular evaluation of risks related to our financial statements, internal control over financial reporting, liquidity, capital structure, and investments, including land acquisition and development. The Governance Risk & Nominating Committee oversees our general risk identification and mitigation process. This includes regular evaluation of strategic, operational, legal, regulatory, and corporate governance risks. The Board and its committees also receive regular reports from members of senior management on areas of material risk to the company. While the Board has an oversight role, management has the direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company. Each standing committee of the Board has the following risk oversight responsibilities and provides regular reports to the Board on at least a quarterly basis:

Audit Committee

        The Audit Committee oversees the management of the following financial risks:

  •
  accounting matters;

  •
  liquidity and credit risks;

  •
  corporate tax positions;

  •
  insurance coverage;

  •
  cash investment strategy; and

  •
  financial results.

        In addition, the committee is responsible for managing risk relating to our financial and business process systems, including the performance of our internal audit function and its independent registered public accounting firm, whistleblower complaints and internal investigations, systems of internal controls and disclosure controls and procedures.

Compensation Committee

        The Compensation Committee oversees the management of the following risks:

  •
  executive compensation;

  •
  compensation and benefit plans and arrangements;

  •
  compensation strategies, practices and policies; and

  •
  Board compensation.

        The Compensation Committee ensures that our compensation programs, including those applicable to our executives, do not encourage excessive risk taking. The Compensation Committee works periodically with its independent compensation consultant to structure executive compensation plans that are appropriately balanced and that incentivize management to act in the best interest of our shareholders.

Governance, Risk & Nominating Committee

        The Governance, Risk & Nominating Committee oversees management of the following risks:

  •
  corporate governance practices;

  •
  compliance and ethics programs;

  •
  regulatory risk

  •
  operational risk related to our information technology systems, including data security and privacy matters;

  •
  director independence;

  •
  Board composition; and

  •
  Board performance and effectiveness.

        The committee also reviews, monitors and assesses the allocation of responsibility for risk oversight among the Board and the standing committees of the Board.

Composition and Meetings of the Board of Directors and its Committees

        The shareholders elect directors annually to serve for one-year terms or until their successors are elected and qualified. As disclosed above, we currently have eight directors serving on the Board, with seven directors standing for re-election at the Annual Meeting. The Board establishes policy and provides strategic direction, oversight, and control of the Company. The Board met four times during Fiscal Year 2018 and each director attended at least 75% in the aggregate of the total number of meetings of the Board and the committees on which he served during Fiscal Year 2018. We encourage, but do not require, members of the Board to attend our Annual Meeting of Shareholders, and six of our directors attended last year's Annual Meeting. Independent directors also met in executive session four times during Fiscal Year 2018, with all currently incumbent members in attendance at each of those sessions.

Audit Committee

        The Audit Committee has been formed to comply with the requirements of the definition of "audit committee" under Section 3(a)(58)(A) of the Exchange Act. Members of the Audit Committee as of December 29, 2018 and as of the date of this Proxy Statement are its Chair, Mr. Fuller, and directors Nixon, Peng, and Winssinger. The Board has determined that each member of the Audit Committee meets the independence criteria established by the SEC under Rule 10A-3 under the Exchange Act and qualifies under the independence standards of the NYSE. The Board also has determined that each member of the Audit Committee is financially literate, as interpreted by the Board in its business judgment, and that Mr. Fuller and Mr. Nixon each qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee met four times during Fiscal Year 2018, with all incumbent members of the Committee in attendance at each meeting. In addition, the Committee met privately with internal audit, management and finance staff and with our independent registered public accounting firm during the year in fulfilling its duties described below. The Audit Committee also makes recommendations to the Board with respect to financial and accounting matters in fulfilling the following duties.

        The Audit Committee appoints and establishes the compensation for our independent registered public accounting firm, approves in advance all engagements with the independent registered public accounting firm to perform audit and non-audit services, reviews and approves the procedures used by us to prepare our periodic reports, reviews and approves our critical accounting policies. The Audit Committee also discusses audit plans and reviews results of the audit engagement with our independent registered public accounting firm, obtains and reviews a report of our independent registered public accounting firm describing certain matters required by the listing standards of the NYSE, reviews the independence of our independent registered public accounting firm, oversees our internal audit function and our accounting processes, including the adequacy of our internal control over financial reporting and, where it determines to do so, makes recommendations to the Board with respect to rotation of the lead partner or the independent registered public accounting firm and with respect to other financial and accounting matters. Our independent registered public accounting firm and internal audit department report directly to the Audit Committee. The Audit Committee oversees and approves certain related party transactions and other matters that may involve conflicts of interest.

Governance, Risk & Nominating Committee

        The Governance, Risk & Nominating Committee of the Board reviews, develops and makes recommendations regarding various matters related to the Board, including its size, composition, standing committees and practices. The Committee also reviews and implements corporate governance policies, practices, and procedures. The Governance, Risk & Nominating Committee reviews the performance and effectiveness of the Board, its standing committees, and its individual members. The Committee met four times during Fiscal Year 2018, with all incumbent members in attendance at each meeting. Members of the Governance, Risk & Nominating Committee as of December 29, 2018 and the date of this Proxy Statement, were its Chair, Mr. Nixon, and directors Fuller, Peng, and Winssinger. Each member of the Governance, Risk & Nominating Committee meets the definition of "independent" set forth in the NYSE standards.

        The Governance, Risk & Nominating Committee may from time to time consider qualified nominees for director who are recommended by shareholders. The Governance, Risk & Nominating Committee does not use different standards for evaluating nominees based on whether they have been suggested by our shareholders or by our directors. Shareholders who wish to make such a recommendation may do so by sending a written notice to our Corporate Secretary, as described under the heading "Shareholder Proposals for 2020 Annual Meeting" below.

Compensation Committee

        The Compensation Committee has responsibility, authority, and oversight relating to the development of our overall compensation strategy and compensation programs. The Compensation Committee establishes our compensation philosophy and policies, and it oversees compensation plans for our executive officers and non-executive employees. The Compensation Committee seeks to ensure that our compensation policies and practices promote shareholder interests and support our compensation objectives and philosophy. Members of the Compensation Committee as of December 29, 2018 and the date of this Proxy Statement, were Mr. Winssinger, as Chair, and directors Nixon and Peng. Each member of the Compensation Committee qualifies as a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, and as an independent director under the NYSE listing standards, for purposes of service on a compensation committee.

        The Compensation Committee met four times during Fiscal Year 2018, with all members in attendance at each meeting. The Compensation Committee's responsibilities include: (i) reviewing and recommending to the Board the salaries, bonuses, and other forms of compensation and benefit plans for management and (ii) administering our equity and long-term incentive compensation plans. The duties of the Compensation Committee as the administrator of those plans include, but are not limited to, determining those persons who are eligible to receive awards, establishing terms of all awards, authorizing officers of the Company to execute grants of awards, and interpreting the provisions of the equity compensation plans and grants that are made under those plans. The Compensation Committee determines the compensation of our Chief Executive Officer, Named Executive Officers (as defined in the notes to the Beneficial Ownership Table under "Security Ownership of Certain Beneficial Owners and Management"), and other executive officers as assigned by the Board. The Compensation Committee is also responsible for reviewing and approving the Compensation Discussion and Analysis included in this Proxy Statement.

        To assist it in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors. For purposes of advice and consultation with respect to compensation of our executive officers, the Compensation Committee has historically engaged Frederic W. Cook & Co. (the "Compensation Consultant" or "FW Cook"), a national compensation consulting firm. More information is provided about FW Cook in the "Compensation Discussion and Analysis" section of this Proxy Statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee at December 29, 2018 and as of the date of this Proxy Statement was comprised of Frederic J. Winssinger, Chair, J. Scott Nixon, and Feng Peng. All members of the Compensation Committee are independent directors. None of the members of our Compensation Committee has ever been an officer or employee of USANA or any of our subsidiaries. No member of the Compensation Committee had any relationship requiring disclosure under "Transactions with Related Persons." During Fiscal Year 2018, none of our executive officers served as a director or member of the compensation committee (or other committee of the board of directors performing equivalent functions) of another entity that had an executive officer serving on our Board.

DIRECTOR COMPENSATION

        We believe that our director compensation program is designed to attract and fairly compensate highly qualified, non-employee directors to represent our shareholders and to act in the shareholders' best interests. The director compensation program was recommended by the Compensation Committee to and approved by our Board. The annual retainer paid to our non-employee directors consists of a quarterly cash retainer. These directors also generally receive an initial grant of equity, followed by annual equity grants. Our executive officers do not play any role in determining or recommending the amount of non-employee director compensation, except that Mr. Guest, our CEO, is a director and votes on the recommendations of the Compensation Committee in his capacity as a member of the Board. Dr. Wentz has elected not to receive compensation as a director. Mr. Guest is compensated as our CEO and he does not receive any cash or other additional compensation for his service as a director.

Fiscal Year 2018 Director Compensation

        For the purpose of determining non-employee director compensation for Fiscal Year 2018, the Compensation Committee considered recommendations from FW Cook, the Director Compensation Report published by the National Association of Corporate Directors, and other resources. The Compensation Committee also considered an overview of the corporate governance environment as well as recent trends and developments relating to director compensation. The Committee also specifically considered the amounts payable under and the various components of our director compensation program, as well as the aggregate director compensation cost, in comparison to the boards of directors of the same group of peer companies that the Compensation Committee used in determining executive compensation. See the "Director Compensation Table" below, for total compensation paid to our directors in Fiscal Year 2018.

        Cash Compensation.    In Fiscal Year 2018, we paid our non-employee directors an annual cash retainer of $91,400. We paid additional amounts to our Senior Director ($17,800 per year), Audit Committee Chair ($18,950), Compensation Committee Chair ($12,400 per year), and Governance, Risk & Nominating Committee Chair ($9,200 per year). Under this program, we do not pay our non-employee directors meeting attendance fees unless the Board or any standing Board committee is required to hold an unusually high number of meetings, in which case the Compensation Committee may in its discretion, approve additional compensation for those directors affected by these additional meetings. Directors are also eligible for reimbursement of their expenses incurred in attending Board and committee meetings in accordance with Company policy. Examples of reimbursable expenses are airfare, hotel and meals for the director. We pay the director retainer fees in quarterly installments.

        Equity Compensation.    Our non-employee directors also participate in an equity compensation program. This program involves an initial grant of equity in connection with the director's initial election or appointment to the Board, with the target delivered value prorated for the fiscal year based on the date of election or appointment. Initial equity awards generally vest in equal quarterly installments beginning on the quarter following the grant date for the number of quarters remaining in their initial year of service. We also make annual equity awards to each director. These awards also vest in four equal quarterly installments beginning on the quarter following the grant date. By delivering a portion of the annual director retainer in the form of equity-based compensation, the structure strengthens the alignment between the interests of our non-employee directors and our shareholders.

        Director Compensation Table.     The following table sets forth the compensation awarded to, or earned by, each of our non-employee directors during Fiscal Year 2018. Mr. Guest is an executive of the Company and accordingly, his compensation is reported under the caption "Executive Compensation" and he is not included in the table below. As indicated above, he is not paid any compensation related to his service as a director. In Fiscal Year 2018, equity awards made to non-employee directors were in the form of Restricted Stock Units ("RSUs") as indicated in the notes to the table below.

Director Compensation Table

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Myron W. Wentz	—	—	—	—
Robert Anciaux(4)	$109,200	$108,006	—	$217,206
Gilbert A. Fuller(5)	$141,150	$108,006	—	$249,156
J. Scott Nixon(6)	$98,900	$108,006	—	$206,906
Feng Peng(7)	$91,400	$108,006	—	$199,406
Peggie J. Pelosi(8)	$2,500	—	—	$2,500
D. Richard Williams(9)	$25,650	—	—	$25,650
Frederick J. Winssinger(10)	$101,000	$108,006	—	$209,006

(1)
This amount reflects the aggregate dollar amount of all cash compensation earned for service as a director.

(2)
These amounts set forth in the "Stock Awards" column represent the aggregate grant date fair value of the RSUs granted during Fiscal Year 2018, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The aggregate grant date fair value is calculated using the closing price of our common stock on the grant date as if all of the shares underlying these awards were vested and delivered on the grant date. Each of these awards was granted under our 2015 Equity Incentive Plan.

(3)
Non-employee directors do not receive any other perquisites or personal benefits or property as part of their compensation.

(4)
Represents 1,128 RSUs granted to Mr. Anciaux on April 23, 2018, vesting in four equal quarterly installments, commencing on the last day of the second fiscal quarter of 2018. Mr. Anciaux serves as Senior Director.

(5)
Represents 1,128 RSUs granted to Mr. Fuller on April 23, 2018, vesting in four equal quarterly installments, commencing on the last day of the second fiscal quarter of 2018.

(6)
Represents 1,128 RSUs granted to Mr. Nixon on April 23, 2018, vesting in four equal quarterly installments, commencing on the last day of the second fiscal quarter of 2018.

(7)
Represents 1,128 RSUs granted to Mr. Peng on April 23, 2018, vesting in four equal quarterly installments, commencing on the last day of the second fiscal quarter of 2018.

(8)
Ms. Pelosi was paid a prorated retainer for her 10 days of service during Fiscal Year 2018.

(9)
Mr. Williams left the Board in April 2018. The amount indicated represents the fees paid during the first quarter of Fiscal Year 2018 for his service as a director and as Chair of the Compensation Committee.

(10)
Represents 1,128 RSUs granted to Mr. Winssinger on April 23, 2018, vesting in four equal quarterly installments, commencing on the last day of the second fiscal quarter of 2018.

PROPOSAL #2—RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has appointed KPMG LLP ("KPMG") as our independent registered public accounting firm for Fiscal Year 2019. KPMG has served as our independent registered public accounting firm since September 16, 2013. Services provided to us and our subsidiaries by KPMG in Fiscal Year 2018, and the Fiscal Year ended December 30, 2017 ("Fiscal Year 2017"), are described below.

        We are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we believe it is a sound corporate governance practice. If our shareholders do not ratify the selection, the Audit Committee will consider whether to retain KPMG, but may retain them in the Audit Committee's discretion. In addition, even if the appointment is ratified, the Audit Committee could in its discretion subsequently appoint a different independent registered public accounting firm without shareholder approval, if it were to determine that doing so would be in the best interests of the Company and our shareholders.

        The ratification of the appointment of KPMG requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement and/or to respond to appropriate questions from shareholders.

Independence

        KPMG has advised us that it has no direct or indirect financial interest in us or in any of our subsidiaries and that during Fiscal Year 2018, it had no connection with us or any of our subsidiaries, other than as our independent registered public accounting firm or in connection with certain other services, as described below.

Audit Fees

        During Fiscal Year 2018, we entered into an engagement agreement with KPMG, which set forth the terms by which KPMG agreed to perform audit services for us and our subsidiaries. Those services consisted of the audit of our annual consolidated financial statements, and the effectiveness of our internal control over financial reporting, review of the quarterly financial statements, stand-alone audits of financial statements of certain subsidiaries, and accounting consultations, consents, other services related to our SEC filings, tax compliance services and transfer pricing services. KPMG did not perform any financial information systems design and implementation services for us or our subsidiaries for Fiscal Year 2018.

        During Fiscal Year 2017, we entered into an engagement agreement with KPMG, which set forth the terms by which KPMG agreed to perform audit services for us and our subsidiaries. Those services consisted of the audit of our annual consolidated financial statements, and the effectiveness of financial statements of certain our internal control over financial reporting, review of the quarterly financial statements, stand-alone audits of subsidiaries, and accounting consultations, consents, other services related to our SEC filings, tax compliance services and transfer pricing services. KPMG did not perform any financial information systems design and implementation services for us or our subsidiaries for Fiscal Year 2017.

        The following table summarizes the fees paid by us to KPMG during Fiscal Years 2017 and 2018.

Type of Service and Fee	Fiscal Year 2017	Fiscal Year 2018
Audit Fees	$2,074,116	$2,073,545
Audit Related Fees	—	—
Tax Fees	$111,300	$147,133
All Other Fees	—	—

Total Fees	$2,185,416	$2,220,678

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

        It is the policy of the Audit Committee, as set forth in the Audit Committee's Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and permissible non-audit services provided to the Company by its independent registered public accounting firm. The Audit Committee pre-approves any engagement of KPMG and has the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval.

        Prior to the performance of any services, the Audit Committee approves all audit and non-audit services to be provided by the Company's independent registered public accounting firm and the fees to be paid therefor. Although the Sarbanes-Oxley Act permits the Audit Committee to pre-approve some types or categories of services to be provided by the independent registered public accounting firm, it is the current practice of the Audit Committee to specifically approve all services provided by the independent registered public accounting firm in advance, rather than to pre-approve any type of service. In connection with this practice, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG's independence and has established policies and procedures for the pre-approval of audit, audit related, tax and permissible other services to be provided to the Company by its independent registered public accounting firm. All fees listed in the table above were pre-approved by the Audit Committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board unanimously recommends a vote FOR ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for Fiscal Year 2019.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is composed of four directors, all of whom meet the independence standards contained in the NYSE listing standards, SEC rules, and USANA's Corporate Governance Principles, and operates under a written charter adopted by the Board. Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal control over financial reporting.

        The Audit Committee selects, subject to shareholder ratification, the Company's independent registered public accounting firm, and oversees and monitors the Company's financial reporting process on behalf of the Board. The Audit Committee selected KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for Fiscal Year 2018. KPMG is responsible for performing independent audits of the Company's consolidated financial statements and internal control over financial reporting and issuing opinions on the conformity of those consolidated financial statements with U.S. generally accepted accounting principles, and on the effectiveness of the Company's internal control over financial reporting. KPMG is also responsible for communicating its judgments as to the quality and the acceptability of the Company's financial reporting, and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board ("PCAOB").

        Management has reported to the Audit Committee that the Company's consolidated financial statements for Fiscal Year 2018 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has also reviewed and discussed the audited consolidated financial statements for Fiscal Year 2018 and accompanying management's discussion and analysis of financial condition and results of operations with management and KPMG. This discussion included KPMG's judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Audit Committee discussed with KPMG its independence from management and the Company, including the impact of any non-audit-related services provided to the Company, the matters in KPMG's written disclosures, and the letter from KPMG to the Audit Committee pursuant to the applicable requirements of the PCAOB regarding the firm's communications with the Audit Committee concerning its independence. The Audit Committee also discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 1301, as adopted by the PCAOB.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in USANA's Annual Report on Form 10-K for the Fiscal Year ended December 29, 2018, filed with the Securities and Exchange Commission. The Audit Committee also evaluated and reappointed KPMG as the Company's independent registered public accounting firm for Fiscal Year 2019.

        Respectfully submitted by the members of the Audit Committee:

    Gilbert A. Fuller, Chairman
    J. Scott Nixon
    Feng Peng
    Frederic Winssinger

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock, as of March 1, 2019, by (1) each person known by us to be the beneficial owner of more than 5% of the issued and outstanding common stock based upon their most recent filings or correspondence with the SEC, (2) each of our Named Executive Officers (see Note 5 below the table below) and directors individually, and (3) the Named Executive Officers and directors as a group.

        Except as indicated in the footnotes below, each of the persons listed below is believed to exercise sole voting and investment power over the shares of common stock that are listed for such individual or entity in this table.

Name and Address	Number of Shares(1)	Percent of Class(2)
Beneficial Owners of More Than 5%
Gull Global, Ltd.	9,865,614	42.3%
PO Box N-4899, 2/F Bahamas Financial Ctr. Shirley & Charlotte Streets Nassau, C5 BH1-1000
Renaissance Technologies LLC(3)	1,844,100	7.9%
800 Third Avenue New York, New York 10022
Vanguard Group Inc.(4)	1,324,548	5.7%
PO BOX 2600 V26 Valley Forge, PA 19482-2600
Directors and Executive Officers(5)
Myron W. Wentz, Ph.D., Board Chair(6)	9,865,614	42.3%
Kevin G. Guest, Chief Executive Officer(7)	6,615	*
G. Douglas Hekking, Chief Financial Officer(8)	3,138	*
Jim Brown, President & Chief Operating Officer(9)	5,605	*
David Mulham, Chief Sales Officer(10)	12,146	*
Walter Noot, Chief Information Officer(11)	6,667	*
Robert Anciaux, Director(12)	14,503	*
Gilbert A. Fuller, Director(13)	5,104	*
Peggie J. Pelosi(14)	233	*
Feng Peng(15)	4,224	*
Frederic Winssinger(16)	2,162	*
Scott Nixon(17)	1,987	*
Directors and Officers as a group (12 persons)	9,927,968	42.5%

*
Less than one percent.

(1)
All entries exclude beneficial ownership of shares that are issuable pursuant to SSARs or RSUs that have not vested or that are not otherwise exercisable or vested as of the date hereof and which will not become vested or exercisable within 60 days of March 1, 2019.

(2)
Percentages are rounded to nearest one-tenth of one percent. Percentages are based on 23,324,485 shares outstanding on March 1, 2019. Shares of common stock subjected to SSARs that are presently exercisable or exercisable within 60 days of March 1, 2019, are deemed to be beneficially owned by the person holding the SSARs for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)
Reflects the number of shares held at year-end, as reported on Form SC 13G/A filed on February 13, 2019.

(4)
Reflects the number of shares held at year-end, as reported on Form SC 13G filed on February 12, 2019.

(5)
For Fiscal Year 2018, our "Named Executive Officers" (pursuant to Item 402 of Regulation S-K, comprising our principal executive officer, principal financial officer, and three additional highest compensated executive officers) are Kevin G. Guest (Chief Executive Officer), Douglas G. Hekking (Chief Financial Officer), Jim Brown (President and Chief Operating Officer), David Mulham (Chief Sales Officer) and Walter Noot (Chief Information Officer).

(6)
Includes 9,865,614 shares held of record by Gull Global, Ltd., a Bahamas company, which is 100% owned by Dr. Wentz. Because of his control of Gull Global, Ltd, Dr. Wentz is deemed to be the beneficial owner of the shares that are owned of record by Gull Global, Ltd.

(7)
Includes 5,207 shares held of record and 1,408 shares that are held in the executive's 401(k) account.

(8)
This includes 849 shares held of record, 886 RSUs that will vest within 60 days of March 1, 2019 and are converted to shares of stock at a one-for-one ratio. Includes also 1,403 shares that are held in the executive's 401(k) account.

(9)
Includes 3,425 shares held of record and 2,180 shares that are held in the executive's 401(k) account.

(10)
Includes 3,784 shares held of record and 8,362 shares that are issuable pursuant to SSARs, which are presently exercisable, or which become exercisable within 60 days of March 1, 2019. This share count assumes settlement of this individual's SSARs at the closing market price on March 1, 2019.

(11)
Includes 812 shares held of record and 5,855 shares that are issuable pursuant to SSARs, which are presently exercisable, or which become exercisable within 60 days of March 1, 2019. This share count assumes settlement of this individual's SSARs at the closing market price on March 1, 2019.

(12)
This includes 3,591 shares held of record, 282 RSUs that will vest within 60 days of March 1, 2019 and are converted to shares of stock at a one for one ratio. Includes 10,630 shares that are issuable pursuant to Deferred Stock Units ("DSUs"), which are vested.

(13)
This includes 282 RSUs that will vest within 60 days of March 1, 2019 and are converted to shares of stock at a one-for-one ratio. Includes also 4,822 shares that are issuable pursuant to DSUs, which are vested.

(14)
This includes 233 RSUs that will vest within 60 days of March 1, 2019 and are converted to shares of stock at a one-for-one ratio.

(15)
This includes 282 shares held of record, 282 RSUs that will vest within 60 days of March 1, 2019 and are converted to shares of stock at a one-for-one ratio. Includes also 3,660 shares that are issuable pursuant to DSUs, which are vested.

(16)
This includes 282 RSUs that will vest within 60 days of March 1, 2019 and are converted to shares of stock at a one-for-one ratio. Includes also 3,660 shares that are issuable pursuant to DSUs, which are vested.

(17)
This includes 846 shares held of record, 282 RSUs that will vest within 60 days of March 1, 2019 and are converted to shares of stock at a one-for-one ratio. Includes 859 shares that are issuable pursuant to DSUs, which are vested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file statements with the SEC, reporting their initial beneficial ownership of common stock and to report any subsequent changes in their beneficial ownership, by specified due dates that have been established by the SEC.

        Based solely upon our review of: (a) Section 16(a) statements filed on behalf of these persons for their respective transactions during our Fiscal Year 2018, and (b) representations received from these persons that no other Section 16(a) statements were required to be filed by them for their respective transactions during Fiscal Year 2018, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers and persons beneficially holding more than 10% of our outstanding common stock were complied with by these individuals except that Mr. Robert Anciaux, a director, inadvertently failed to file a Form 4 following two sales totaling 3,500 shares of common stock on November 13, 2018 and Decemeber 11, 2018. Mr. Anciaux promptly filed a Form 5 reporting these transactions after this oversight was discovered. Consequently, we believe that all holdings and transactions of Mr. Anciaux have been accurately disclosed in our reports filed with the SEC.

        In addition, during Fiscal Year 2018, the Company became aware of a transaction by a director of the Company resulting in an unintentional violation of Section 16(b) of the Exchange Act. In June 2018, the director voluntarily disgorged $906,811 to the Company, representing full disgorgement of the short-swing profit realized on the transaction.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

        In the ordinary course of business, we may engage in transactions which have the potential to create actual or perceived conflicts of interest between USANA and our directors and officers or their immediate family members. The Audit Committee charter requires that the Audit Committee review and approve any related party transaction or, in the alternative, that it notify and request action on the related party transaction by the full Board. While we have not adopted formal written procedures for reviewing such transactions, in deciding whether to approve a related party transaction, the Audit Committee may consider, among other things, the following factors:

  •
  information regarding the goods or services that are proposed to be provided, or that are being provided, by or to the related party;

  •
  the nature of the transaction and the costs to be incurred by the Company;

  •
  an analysis of the costs and benefits that are associated with the transaction and a comparison of alternative goods or services that are available to the Company from unrelated parties;

  •
  an analysis of the significance of the transaction to the Company;

  •
  whether the transaction would be in the ordinary course of our business;

  •
  whether the transaction is on terms that are comparable to those that could be obtained in an arm's-length dealing with an unrelated third party; and

  •
  whether the transaction could result in an independent director no longer being considered to be independent under the NYSE rules.

        After considering these and other relevant factors, the Audit Committee either (1) approves or disapproves the related party transaction, or (2) requests that the full Board consider the matter. The Audit Committee will not approve any related party transaction which is not on terms that it believes are both fair and reasonable to USANA.

Related Party Transactions

        Our Founder and Board Chair, Myron W. Wentz, Ph.D. is the sole beneficial owner of USANA's largest shareholder, Gull Global, Ltd. As of March 1, 2019, Gull Global, Ltd. owned 42.3% of our issued and outstanding shares. Dr. Wentz devotes much of his personal time, expertise, and resources to a number of business and professional activities outside of USANA. The most significant of these is the Sanoviv Medical Institute, which is a unique, fully integrated health and wellness center located near Rosarito, Mexico, that Dr. Wentz founded in 1998. Dr. Wentz's private entity, Sanoviv S.A. de C.V. ("Sanoviv"), contracts with Amarevita S DE RL DE CV (formerly Medicis, S.C.) ("Amarevita"), an entity that is owned and operated independently of Dr. Wentz, to conduct the operations of the Sanoviv Medical Institute. Sanoviv leases the medical building to Amarevita and Amarevita carries out all of the operations of the medical institute, which include employing all of the medical and healthcare professionals who provide services at the medical institute. The Amarevita medical and healthcare professionals possess expertise in the fields of human health, digestive health, nutritional medicine, lifestyle medicine and other medical fields that are important to USANA.

        Amarevita performs research and development of novel product formulations for future development and production by USANA, and they also perform research and development of improvements in existing USANA product formulations. In addition to providing contract research services, Amarevita provides physicians and other medical staff to speak at USANA Associate events. Amarevita also performs health assessments and physical examinations for our executives. In consideration for these services, USANA paid Amarevita $322,000, $337,000, and $161,077 in 2016, 2017, and 2018, respectively. Our agreements with Amarevita were approved by the Audit Committee prior to entering into them. We may terminate our collaboration with Amarevita at any time, without any continuing commitment by USANA.

        We have a long-standing relationship with Drive Marketing, a promotional product distributor located in Sandy, Utah. Drive Marketing provides USANA with customized products for Associate recognition. We paid Drive Marketing $523,000, $781,000, and $803,601, in 2016, 2017, and 2018, respectively. During 2016, Drive Marketing hired Nathan Guest as a sales representative for its various network marketing accounts, including the USANA account. Nathan Guest is the adult son of Kevin Guest, our CEO. Drive Marketing is one of many promotional product distributors that we utilize. Our arrangement with Drive Marketing was approved by the Audit Committee prior to entering into it and it is terminable at will by us at any time without any continuing commitment.

        We have had a long-standing contractual relationship with Shane Farmer, the sole owner of Dark Horse Rowing, LLC located in San Diego, California. Mr. Farmer is the stepson of Dr. Wentz. Mr. Farmer provides consulting and other advisory services to USANA related to our development of nutritional products. Under our agreements with Dark Horse Rowing, LLC, we paid $136,000, $135,000, and $135,792, in 2016, 2017, and 2018, respectively. Mr. Farmer is just one of many consultants and experts we use to provide advice on nutrition. The arrangement since 2017 with Dark

Horse Rowing, LLC has been approved by the Audit Committee in advance and we may terminate the relationship with Dark Horse Rowing at will at any time without any continuing commitment.

EXECUTIVE OFFICERS

        Our executive officers at December 29, 2018 and as of the date of this Proxy Statement were:

Name	Position
Kevin G. Guest	Chief Executive Officer and Director
Jim Brown	President and Chief Operating Officer
G. Douglas Hekking	Chief Financial Officer
Paul A. Jones	Chief Leadership Development Officer
P. Joshua Foukas	Chief Legal Officer, General Counsel and Corporate Secretary
Daniel A. Macuga	Chief Communications and Marketing Officer
Robert Sinnott	Chief Scientific Officer
Walter Noot	Chief Information Officer
David Mulham	Chief Sales Officer

        The following information is provided to us by our executive officers.

        Kevin G. Guest, 56, CEO. Mr. Guest's biographical and business background information are provided for you in the section above titled "Director Nominees," where he is listed as a nominee for director.

        Jim Brown, 50, President and Chief Operating Officer. Mr. Brown joined USANA in 2006 as Vice President of Operations. In July 2011, he was appointed Vice President of Global Operations and served in that role until July 2012, when he was appointed Chief Production Officer. He served in that role until November 2013 when he was appointed Chief Operating Officer. He served in that role until November 2016 when he was appointed President and Chief Operating Officer. Prior to joining USANA, Mr. Brown was employed at Sonoco as a plant manager where he was responsible for safety, quality, finance, production, and maintenance. Mr. Brown received a bachelor's degree with a double major in computer science and math as well as an M.B.A. from Francis Marion University in Florence, South Carolina.

        G. Douglas Hekking, 49, Chief Financial Officer. Mr. Hekking joined USANA in 1992 and served in several management positions until March 1996, when he was appointed as Controller. Mr. Hekking served as Controller from March 1996 until February 2005, when he was appointed as Vice President of Finance. He served as Vice President of Finance until July 2007, when he transitioned to our operations group and was appointed as Executive Director of Special Projects. He served in this position until May 2011, when he was promoted to Chief Financial Officer. Mr. Hekking served in this role until December 2012, when he stepped aside to attend to certain family health matters. In December 2012, Mr. Hekking was appointed as Vice President of Finance until May 2016, when he was appointed as Executive Vice President of Finance. Mr. Hekking served in this role until he was again appointed as Chief Financial Officer in May 2017. Mr. Hekking received a B.S. in accounting from the University of Utah and an M.B.A. from Brigham Young University.

        Paul A. Jones, 55, Chief Leadership Development Officer. Mr. Jones joined USANA in 2005 as Vice President of Human Resources and served in this role until June 2007, when he left to complete a three-year service mission. Mr. Jones returned as Vice President of Human Resources in July 2010, and served in this role until December 2012, when he was appointed Chief Financial Officer. In August 2015, Mr. Jones was also appointed Chief Leadership Development Officer. Mr. Jones ceased serving as Chief Financial Officer in May 2017 and has served solely as Chief Leadership Development Officer. Prior to joining USANA, Mr. Jones was Vice President of Human Resources and later Vice President of Operations for Associated Food Stores, Inc. Mr. Jones received a B.S. in finance from Utah State University and M.A. in organizational management from the University of Phoenix. Mr. Jones is also a Certified Management Accountant.

        P. Joshua Foukas, 43, Chief Legal Officer, General Counsel and Corporate Secretary. Mr. Foukas joined USANA in 2007 as Associate General Counsel and served in that role until he was appointed as Vice President of Finance and Legal in 2011. He served in this finance role on an interim basis until December 2012, when he was appointed as Vice President of Legal and Investor Relations. He served in this role until January 2017, when he was appointed as Executive Vice President of Legal. Mr. Foukas served in this role until July 2018, when he was appointed Chief Legal Officer and Corporate Secretary. Prior to joining USANA, Mr. Foukas served as corporate counsel for a public biotech company. Prior to that, he practiced law as a corporate and securities attorney with a law firm in Salt Lake City, Utah. Mr. Foukas received a B.A. from the University of Utah and a J.D. from the University of Idaho.

        Daniel A. Macuga, Jr., 49, Chief Communications and Marketing Officer. Mr. Macuga joined USANA in 2007 as Vice President of Network Development and Public Relations. In July 2008, he was appointed as Vice President of Marketing, Public Relations and Social Media and served in that role until December 2011, when he was appointed Chief Communications Officer. He served in that role until February 2014 when he was appointed Chief Communications Officer and Executive Vice President of Field Development for the Americas. He served in that role until November 2016 when he was appointed Chief Communications Officer. He served in that role until November 2017 when he was named Chief Communications and Marketing Officer. Prior to joining USANA, Mr. Macuga was employed at the Chrysler Corporation, where he spent 15 years working closely with independent dealership entrepreneurs to help them build their businesses, increase awareness for their products, and keep them focused on effective customer relationship management. Mr. Macuga received a B.A. in communications from the University of California, San Diego.

        Robert A. Sinnott, M.N.S., Ph.D., 54, joined USANA as our Chief Scientific Officer in August 2016. From 2005 to 2016, he was Chief Science Officer of Mannatech, Inc. From 2009 to 2012, he also served as Co-Chief Executive Officer and from 2012 to 2016 as CEO of Mannatech. During his tenure at Mannatech, Dr. Sinnott has served to further the company's proprietary science, research and development, and initiated independent clinical trials, was responsible for oversight of quality assurance/quality control, global regulatory affairs, legal department, human resources, and global supply chain. Dr. Sinnott has held scientific and business positions in both industry and government over the past 25 years with experience in life sciences, chemistry, biotechnology and nutrition. For the past 18 years, he has worked directly in the dietary supplement industry both in the United States and internationally. From 2006 to 2011, Dr. Sinnott held a seat on the Board of Directors of the Council of Responsible Nutrition's (the "CRN"), the leading trade association representing ingredient suppliers and manufacturers of dietary supplements. From 2009 to 2011, Dr. Sinnott also served as chair of the Senior Scientific Advisory Committee (SSAC) for the CRN. The SSAC is comprised of the highest-ranking scientific officers of member companies. Its role is to assist the CRN with development and implementation of scientific strategy relating to scientific publications, scientific policies and programs by government agencies. Dr. Sinnott holds a B.S. degree in Biological Sciences, a Masters in Natural Science, and a Ph.D. in Plant Sciences from Arizona State University, in Tempe, Arizona. His focus was on applied biological sciences, including biotechnology and plant medicinal chemistry.

        Walter Noot, 53, joined USANA as Chief Information Officer in December 2016. Mr. Noot has more than two decades of executive leadership experience and has worked with a wide range of businesses in many industries, from start-ups to multibillion-dollar companies. From 2014 until 2016, he was an executive officer of Young Living Essential Oils, LC, where he served as Chief Information Officer and Senior Vice President of Operations before joining USANA. While at Young Living he oversaw improvements to the supply chain, implementation of a new ERP, and a software systems rebuild. Prior to joining Young Living, Mr. Noot was COO of MonaVie, another direct sales company from 2012 to 2014 and has held leadership positions with Computer Associates, Canon (Oce), and Onyx Graphics. He holds a B.S. degree in mechanical engineering from Brigham Young University.

        David Mulham, 58, Chief Sales Officer. Mr. Mulham joined USANA in 2009 as Field Development, Marketing and Customer Service Manager for Australia and New Zealand. In February 2011, he was appointed General Manager, for Australia and New Zealand and served in that role until June 2011, when he was appointed Vice President, Pacific Region (Australia, New Zealand and Philippines). In February 2014 he was appointed Executive Vice President of Field Development, Pacific Region and then in May 2015 he was appointed Executive Vice President, Pacific Region. He served in that role until January 2016 when he was appointed Executive Vice President, Pacific and Europe and then in September 2016, he was appointed Executive Vice President, the Americas, Pacific and Europe. He served in that role until February 2017, when he was appointed Chief Field Development Officer and this title was later changed to Chief Sales Officer. Prior to joining USANA, Mr. Mulham had extensive experience in the Direct Selling Industry having worked for Amway, Mary Kay, Nutri Metics and Dorling Kindersley Family Learning. He subsequently worked in property development as Director of both Hunter Valley Gardens and Tempus Two Winery. Mr. Mulham has a post graduate diploma from Macquarie Graduate School of Management, Sydney, and received the Silver Stevie Award in 2015, for Executive of the Year—Health Products & Services and Pharmaceuticals.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Executive Summary

        The following Compensation Discussion and Analysis describes our executive compensation philosophy, the structure of our executive compensation programs, the factors that we consider when making decisions regarding the compensation for our Chief Executive Officer and other executive officers, including those Named Executive Officers identified in the Summary Compensation Table (referred to and included in the group referenced below by the terms "executive" and "executives" in this Compensation Discussion and Analysis).

Executive Summary

        We believe that our executives and employees, as well as the compensation programs that incent them, are key factors in driving strong financial and operational performance and creating shareholder value. With that in mind, our executive compensation program is designed to, among other things, (i) provide a competitive and equitable compensation and benefits package for our executives; (ii) promote a pay-for-performance philosophy, and (iii) motivate and retain effective executives. Proposal Number 3 of this Proxy Statement provides you the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as set forth in this Proxy Statement. At our 2018 Annual Meeting of Shareholders held on May 2, 2018, shareholders had the opportunity to provide an advisory vote on the compensation paid to our Named Executive Officers. Over 81% of the votes cast by our shareholders were in favor of the non-binding resolution approving executive compensation paid in Fiscal Year 2017 to our Named Executive Officers. The Compensation Committee believes that those results generally affirm shareholder support of our approach to executive compensation.

Summary of 2018 Accomplishments

        In fiscal 2018, we generated our 16th consecutive year of record sales, reported the highest net earnings in the history of the Company, and concluded the year with a record 616,000 total active customers. Customer growth is our highest priority as we strive to improve the health and nutrition of individuals and families around the world. During the year, we accomplished several initiatives, including:

  •
  Launching Celavive®, our innovative skincare system formulated with the USANA InCelligence Technology®. Celavive® offers a comprehensive skin care regimen benefiting multiple skin care types and ethnicities, with upgraded science and more noticeable user benefit;

  •
  Expanding our operations in Europe with four new markets; Germany, Spain, Italy, and Romania.

  •
  Significantly improving to our global IT infrastructure particularly in China where we launched our new WeChat® platform, along with a new enrollment system, mobile app, and website. These initiatives improved the USANA customer experience, making it easier for our Associates to attract and retain customers. WeChat® is a trademark of Tencent Holdings Limited.

Compensation Philosophy and Objectives

        Our compensation philosophy, as approved by the Compensation Committee, is to establish and maintain executive compensation programs that are designed to accomplish the following objectives:

  •
  To attract and retain, through a fair and competitive compensation plan, executives who have the intelligence, education, and experience that is required to effectively administer the affairs of the Company;

  •
  To motivate our executives to achieve certain financial and non-financial performance objectives for the benefit of our shareholders by tying components of their total compensation to individual and Company performance; and

  •
  To ensure that compensation practices do not impair our financial strength or future success.

Overview of Components of Executive Compensation Program

        Our executive compensation program includes three main components: base salary, short-term incentive compensation (in the form of a cash bonus), and long-term incentive compensation (in the form of equity awards). Short-term incentive compensation is performance-based and designed to motivate our executives to achieve annual financial and non-financial performance objectives. To minimize potential risk, the potential for short-term incentive compensation has historically been capped at 100% of an executive's base salary. Long-term incentive compensation utilizes equity awards, which vest over several years. These awards reward the executive for sustainable corporate performance and are intended to align the financial interests of our executives with those of our shareholders. The Compensation Committee believes that these three components provide an appropriate framework to attract, retain and motivate our executives, and align a significant portion of executive compensation with short-and long-term performance objectives that drive shareholder value.

        Other than as described in this Compensation Discussion and Analysis, we typically do not provide benefits to our executives that are different from, or in addition to, those that are provided to our general employees. As shown in the compensation tables included in this Proxy Statement, our executives do not currently receive retirement benefits, pre-determined severance arrangements, deferred compensation opportunities, or other perquisites that are commonly provided to executives of similarly sized companies.

Role of Compensation Committee

        Our executive compensation philosophy and practice has been developed through a collaborative effort of the Compensation Committee, the Chief Executive Officer, and the Chief Leadership Development Officer. In addition, the Compensation Committee has historically engaged the services of an independent, outside compensation consulting firm FW Cook. The Compensation Committee regularly seeks input in its meetings from these officers and, in its discretion, the Compensation Consultant, including their ideas, opinions, and proposals regarding executive compensation; however, the Compensation Committee functions and votes independently and is responsible for all changes to the executive compensation philosophy and program.

Role of Corporate Management in Assisting Compensation Committee

        The Compensation Committee has the primary authority to determine the Company's compensation philosophy and to establish compensation for our Named Executive Officers. It is responsible for ensuring that executive compensation decisions are thoroughly researched and implemented. All of our executives and employees participate in an annual performance review with their immediate supervisor, during which the executive or employee receives input about his or her performance and contributions to our results for the period being assessed. The Compensation Committee seeks input from the Chief Executive Officer and the Chief Leadership Development Officer to identify key factors and to obtain information related to executive compensation. These key factors and information generally involve an executive's level of responsibility, years of experience, current overall compensation level in relation to external market studies and internal equity analysis between executives, the impact of current compensation practices on our financial statements and condition, the relationship between executive compensation and performance of the Company, and other relevant data.

        Our Chief Leadership Development Officer takes direction from and makes suggestions to the Chairman of the Compensation Committee in establishing the quarterly committee meeting agenda and preparing the materials to be presented to the Compensation Committee. These materials contain minutes from prior meetings, key items to be addressed, and background information to help the Compensation Committee in its decision-making process.

Compensation Consultant

        The Compensation Committee has historically retained and utilized FW Cook to assess the Company's executive compensation program. The Compensation Committee's most recent engagement of FW Cook was in Fiscal Year 2017, during which FW Cook advised the Committee regarding various factors of executive compensation, including total compensation benchmarking, aggregate equity compensation, and various other incentive practices. Additionally, the Committee continued to utilize materials from FW Cook to render executive compensation decisions in Fiscal Year 2018. Prior to engaging FW Cook, the Compensation Committee has considered and assessed FW Cook's independence. To ensure FW Cook's continued independence and to avoid any actual or apparent conflict of interest, the Compensation Committee does not permit FW Cook to be engaged to perform any services for the Company beyond those services provided to the Compensation Committee. To that end, in 2017 FW Cook did not perform any work for the Company outside of the services it performed for the Compensation Committee. The Compensation Committee has sole authority to retain or terminate FW Cook as its executive compensation consultant and to approve its fees and other terms of engagement. The Compensation Committee regularly considers the independence of the Compensation Consultant and determines whether any related conflicts of interest require disclosure.

Peer Group

        To assist it in rendering the executive compensation determinations for our executives, the Compensation Committee has utilized, among other things, a peer group of 20 publicly-traded direct sales, nutritional, or personal product companies to benchmark the Company's position in its use of cash and equity compensation for executives. These companies were all within a reasonable range of our revenue, operating income, and market capitalization. This information was gathered and analyzed for the 25th, 50th, and 75th percentiles for annual salary, short-term incentive and long-term incentive pay elements. Where possible, the Compensation Committee matched our executives to appropriate proxy and survey positions based on job duties and level of responsibility to their counterparts in this peer group. The peer group has included:

Coty, Inc.	Nature's Sunshine Products, Incorporated
GNC Holdings, Inc.	Nu Skin Enterprises, Inc.
The Hain Celestial Group, Inc.	Nutraceutical International Corporation
Herbalife, Ltd.	NutriSystem Inc.
International Flavors and Fragrances Inc.	Prestige Brands Holdings, Inc.
Inter Parfums, Inc.	Primerica, Inc.
LifeVantage Corporation	Revlon, Inc.
Mannatech, Incorporated	Tupperware Brands Corporation
Medifast	Vitamin Shoppe, Inc.
Natural Health Trends Corp.	Weight Watchers International, Inc

Compensation Risk Assessment

        Our Compensation Committee considers the risk to the Company associated with each component of our executive compensation program, namely base salary, and short-and-long term incentive compensation. In considering these risks, the Compensation Committee believes that the following factors, among others, reduce the likelihood of excessive risk taking in connection with executive compensation at USANA:

  •
  Our compensation components provide a balanced mix of (i) cash and equity compensation, (ii) short-term and long-term incentive compensation, and (iii) financial performance metrics;

  •
  Our executives generally all participate in the same short-term incentive program with similar performance metrics;

  •
  Maximum pay-out levels for short-term incentive compensation are generally capped at 100% of an executive's base salary;

  •
  Our equity awards generally vest over several years and generate incremental value (over the value at the grant date, if any) if the Company performs well financially and our stock price increases over time;

  •
  We maintain strict internal controls over the determination and payout of each component of executive compensation;

  •
  We do not typically enter into employment or other management agreements with any of our executive officers that contain post-termination or change-in-control payments; and

  •
  We generally do not provide significant perquisites or personal benefits to our executive officers.

        Based on the Compensation Committee's review of these factors and on the results of the risk assessment, the Committee determined that our executive compensation is designed according to its stated philosophy and does not create risks that are reasonably likely to have a material adverse effect on the Company.

Components of Compensation

Base Salary

        Base salary represents the fixed component of executive compensation and is intended to compensate executives for their qualifications and the value of their job in the competitive market. Our goal is to target the market median as our strategic target for base salary with actual individual compensation ranging between the 25th and 75th percentile of market pay. We review each executive's salary and performance every year to determine whether base salary should be adjusted. Along with individual performance, we also consider movement of salary in the market and peer group, as well as our financial results from the prior year to determine appropriate salary adjustments. While the Compensation Committee applies general compensation concepts when determining the competitiveness of our executives' salaries, the Compensation Committee generally considers base salaries as being competitive when they are within approximately 10% of the stated market target.

        Fiscal Year 2018 Salary Review.     Following its review of executive compensation for Fiscal Year 2018, the Compensation Committee reviewed the information outlined above and approved base salaries for the Named Executive Officers for 2019 as set out in the table below.

Executive and Title	2018 Base Salary	2019 Base Salary
Kevin G. Guest, Chief Executive Officer	$800,000	$865,200
Jim Brown, President and Chief Operating Officer	$535,600	$562,380
G. Douglas Hekking, Chief Financial Officer	$431,600	$453,180
David Mulham, Chief Sales Officer	$427,450	$440,274
Walter Noot, Chief Information Officer	$430,500	$452,025

Short-Term Cash Incentive (Non-Equity Incentive Plan Compensation)

        We offer our Named Executive Officers non-equity incentive plan compensation in the form of a cash bonus that is based on our achievement of certain financial performance objectives during the fiscal year. Cash bonuses are based on a percentage of the executive's base salary. Each year, the Compensation Committee sets the range of the cash bonus for which each executive is eligible and sets the performance objectives on which cash bonuses for that year will be based.

        2018 Executive Bonus Plan.     For Fiscal Year 2018, the Compensation Committee approved the 2018 Executive Bonus Plan (the "2018 Bonus Plan"), based on the performance objectives of growth in net sales and profitability. As part of its determination to utilize these bonus criteria and this structure, the Compensation Committee noted that we have used this bonus structure for several years and that with this structure we have generated strong operating results and achieved internal equity amongst the executives.

        Under the 2018 Bonus Plan, a cash bonus based on 9.5% of our adjusted operating profits in excess of 10% of net sales is paid to executives in the form of a cash bonus. Payments are equal to a percentage of the executive's base salary, up to 100% of base salary, depending on the Company's performance under the criteria of the plan. Each executive's target bonus percentage under the 2018 Bonus Plan was 50% of the executive's base salary, with the exception that the target bonus percentage for Mr. Guest, our Chief Executive Officer, and Mr. Brown, our President and Chief Operating Officer, was 75% of their respective base salaries. The Compensation Committee set the bonus targets under the 2018 Bonus Plan pursuant to recommendations of the Compensation Consultant and other market resources.

        Shortly after the yearend, the Compensation Committee reviewed the performance objectives established under the 2018 Bonus Plan and evaluated the actual performance delivered by the Company during Fiscal Year 2018. The Compensation Committee noted the following:

  •
  We achieved Fiscal Year 2018 net sales of $1.189 billion, which is a 13.6% increase compared to Fiscal Year 2017;

  •
  Our Fiscal Year 2018 adjusted operating profit was $162.1 million; and

  •
  We had 2018 adjusted operating profit in excess of 10% of net sales of $57.3 million.

        Based on our performance, and the criteria of the 2018 Bonus Plan, the Compensation Committee determined that each executive had earned a cash bonus equal to 62.6% of the executive's base salary under the 2018 Bonus Plan. Consequently, the Compensation Committee awarded a bonus at this level to each executive participating in the plan. The actual cash bonuses paid to our Named Executive Officers under the 2018 Bonus Plan are reflected in column (g) of the Summary Compensation Table of this Proxy Statement.

        2019 Executive Bonus Plan.     In February 2019, the Compensation Committee approved the 2019 Executive Bonus Plan and again designated growth in net sales and profitability as the performance objectives under the plan. The 2019 Executive Bonus Plan will continue to utilize 9.5% of operating profits in excess of 10% of consolidated net sales as the basis for the executive cash bonus in 2019. Estimated payouts for the 2019 Bonus Plan are included in the section below in the table titled "Grants of Plan-Based Awards."

Equity Compensation

        Overview and Historical Practice.     Equity compensation is an integral part of our compensation philosophy. We believe that equity grants that vest over a period of years tie a portion of our executives' compensation to our long-term performance and align the interests of the executives with the interests of our shareholders. This practice delivers additional compensation to executives when the Company's performance results in an increase in the value of our stock. The Compensation Committee awards equity compensation to supplement cash compensation and to ensure that total compensation paid to our executives is competitive in the marketplace and aligned with our long-term goals and objectives. Over the last several years, the Compensation Committee has granted equity awards consisting of SSARs and RSUs.

        Components of our equity compensation program are as follows:

  •
  The Compensation Committee grants annual equity awards to exeutives to, among other things, help ensure each award has potential value if the Company performs;

  •
  Awards generally vest and become exercisable in four equal annual installments of twenty-five percent (25%) of the total award on each of the first through fourth anniversary of the grant date;

  •
  The value of the annual equity award to an executive is (i) in-line with the market for each executive's title and position, and (ii) inclusive of an internal equity review comparing ascpects of each position with other positions, and (iii) calculated to generate total compensation for the respective executive at a level that acomplishes the described purposes of the compensation committee. The total compensation is targeted to be with the 50th to 75th percentile of the peer group;

  •
  The Compensation Committee utilizes awards of RSUs in addition to SSARs to diversify the mix of equity granted to executives; and

  •
  Each of the grant value, share usage rate and shareholder value transfer rate associated with annual grants to executives is managed to be in-line with the market and, more specifially, between the 50th and 75th percentile of the peer group.

        The grant price for equity awards is determined by the closing price of the Company's common stock on the date of grant.

        Excutive Stock Ownership Policy.     The Compensation Committee has also adopted a formal executive stock ownership policy. Under this policy, executive officers identified by the Compensation Committee are required to hold at least a percentage of their annual base salary in USANA common stock as follows: (1) the CEO is required to hold a minimum of 1.5 times the value of his annual base salary; and (2) all other officers are required to hold a minimum of one times the value of their annual base salary. Unexercised SSARs, whether or not vested, unvested RSUs, and unearned and unvested DSUs are also be considered as held in satisfaction of this policy. The amount of an officer's personal stock holdings is reviewed by the Compensation Committee annually and each officer has been allowed two years from the 2017 implementation date of the policy to achieve compliance with the policy.

Other Compensation

        Other than as described above, we do not provide benefits to our Named Executive Officers that are different from or in addition to those that we provide to our general employees. Those benefits are described below.

        Retirement:     Executives may participate in our employer-sponsored 401(k) retirement plan on the same terms and conditions, including employer-matching provisions, as other employees. For the year ended December 29, 2018, we contributed matching funds totaling $2,015,568 to our 401(k) plan in which all eligible employee participants shared, including our executives. During 2018, each of our eligible U.S. executives participated in our 401(k) plan and shared matching funds totaling $77,000, and Mr. Mulham received retirement compensation of $89,938 pursuant to the local law in his country of residence. Except as disclosed in this paragraph, we provide no other retirement benefits to our executives.

        Severance:     We do not have any pre-arranged severance agreements or contracts with any of our executives that contain post-termination or change-in-control payment provisions. From time to time, we have provided severance benefits to terminated or departing executives on a case-by-case basis.

        Perquisites:     It is our general practice not to provide significant perquisites or personal benefits to our executives. The Compensation Committee, however, retains the discretion to consider and award reasonable perquisites or personal benefits to executives as necessary to accomplish the objectives under our compensation philosophy. In this regard, please note that we do not currently provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.

        Insurance Plans and Other Benefits:     We provide insurance plans and other benefits to our executives that are similar to those plans and benefits that we customarily provide to our general employees. In 2018, we paid health, life, and disability insurance premiums on behalf of our executives, all on the same terms as those that we provide generally to all of our employees.

        Indemnification:     Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide for indemnification of our directors, officers, employees, and other agents to the fullest extent and under the circumstances permitted by the Utah Revised Business Corporation Act. In addition, we have entered into agreements with our directors and officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons under the foregoing provisions, the SEC has stated that such indemnification is against public policy, as expressed in the Securities Act, and, therefore, such indemnification provisions may be unenforceable.

Accounting Considerations and Tax Deductibility of Executive Compensation

        In designing compensation programs, we consider the effects that accounting and taxation may have on us, the Named Executive Officers, or other employees as a group. We account for compensation arrangements in accordance with FASB ASC Topic 718. All share-based payments to employees are measured at fair value on the date of grant and recognized in the statement of operations as compensation expense over the employees' requisite service periods.

        Historically, Section 162(m) of the Code generally limited the corporate tax deduction for compensation paid to certain executive officers that was not "performance based" to $1 million and provided an exception to the limitation for compensation qualifying as "performance-based compensation" within the meaning of the Code and the applicable Treasury Regulations. The "Tax Cuts and Jobs Act," (the "Tax Act") enacted in December 2017, repealed the exemption to Section 162(m)'s deduction limit for performance-based compensation for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million is not deductible. While we will continue to monitor our compensation programs in light of the deduction limitation imposed by Section 162(m) of the Code, our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and our shareholders. As a result, we have not adopted a policy requiring that all compensation be deductible. The Compensation Committee may conclude that paying compensation at levels that are subject to limits under Section 162(m) of the Code is nevertheless in the best interests of the Company and our shareholders. Given changes made to Section 162(m) by the Tax Act, it is likely that we will not be able to deduct for federal income tax purposes a portion of the compensation paid to our Named Executive Officers in 2018.

        Many other Code provisions and accounting rules affect the payment of executive compensation and are generally taken into consideration as our compensation arrangements are developed. For example, the Code was amended to provide a surtax under Section 409A of the Code with respect to various features of deferred compensation arrangements of publicly-held corporations, mostly for compensation deferred on or after January 1, 2005. Our goal is to create and maintain compensation arrangements that are efficient, effective and in full compliance with these requirements.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of USANA Health Sciences, Inc. has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company and, based on such review and discussion in this Proxy Statement, has recommended to the Board that it be included in this Proxy Statement and incorporated by reference into USANA's Annual Report on Form 10-K for the year ended December 29, 2018.

Submitted by the members of the Compensation Committee:

Frederic Winssinger (Chair)
J. Scott Nixon
Feng Peng

SUMMARY COMPENSATION TABLE

        The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities during the Fiscal Years 2018, 2017 and 2016.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Equity awards ($)(1) (e)	Non-equity incentive plan compensation ($)(2) (f)	All other compensation ($)(3) (g)	Total ($) (h)
Kevin G. Guest,	2018	$820,769	—	$1,318,333	$770,450	$9,625	$2,919,177
Chief Executive Officer	2017	$811,317	$58,613	$754,769	$428,542	$9,450	$2,062,691
	2016	$626,628	—	—	$306,923	$9,275	$942,826
Jim Brown,	2018	$533,500	—	$669,433	$500,793	$9,625	$1,713,351
President and Chief Operating Officer	2017	$523,335	$62,808	$552,205	$294,113	$9,450	$1,424,227
	2016	$401,122	$83,333	—	$196,469	$9,275	$690,199
G. Douglas Hekking	2018	$429,365	—	$418,627	$268,694	$9,625	$1,126,311
Chief Financial Officer	2017	$372,981	$17,964	$362,274	$111,496	$9,450	$894,009
	2016	—	—	—	—	—	—
David Mulham,	2018	$417,689	—	$397,525	$251,951	$89,939	$1,157,103
Chief Sales Officer	2017	$411,718	$20,124	$351,011	$148,990	$64,924	$996,688
	2016	—	—	—	—	—	—
Walter Noot,	2018	$427,741	—	$400,296	$267,677	$9,625	$1,105,338
Chief Information Officer	2017	—	—	—	—	—	—
	2016	—	—	—	—	—	—

(1)
Amounts in this column reflect the grant date fair value of SSARs and RSUs computed in accordance with Accounting Standards Codification Topic 718. These amounts do not represent the actual amounts paid to or realized by the Executive for these awards during the applicable fiscal year. Assumptions used in the calculation of these amounts are included in the Equity Based Compensation footnote to the Company's consolidated financial statements that are included in the Company's Annual Report on Form 10-K for the year ended December 29, 2018.

(2)
Amounts paid as cash bonus in subsequent fiscal year for performance realized in prior fiscal year (i.e., results of 2018 executive bonus paid out in first quarter of 2019), under the Company's short-term incentive plan discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)
Amounts in this column reflect employer's matching contributions to the Executive's 401(k) plan, except in the case of the compensation paid to Mr. Mulham, which is retirement compensation paid pursuant to local law in his country of residence.

 FISCAL YEAR 2018 CEO PAY RATIO

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual compensation of our employees and the annual total compensation of Kevin G. Guest, our CEO, for Fiscal Year 2018. The Compensation Committee reviewed a comparison of our CEO annual total compensation in Fiscal Year 2018 to that of all other Company employees for the same period. Below is the ratio of the pay of our CEO to the annual pay of our "median employee" (the "Pay Ratio") under the rule.

        We identified the median employee by examining the 2018 total compensation for all full-time and part-time employees, excluding our CEO, employed by us on December 29, 2018. We are not using the same median employee that we used last year because that employee's wages no longer represented the median due to an increase in the number of employees with the company. We calculated annual total compensation using the same methodology we use for our Named Executive Officers as set forth in the 2018 Summary Compensation Table above. We adjusted estimates with respect to total compensation by annualizing the compensation for any newly-hired, full-time employees who were not employed by us for all of 2018. We have a global workforce, with employees in 24 countries. Compensation paid in foreign currencies was converted to U.S. dollars based on average exchange rates in effect on December 29, 2018.

        The annual total compensation for Fiscal Year 2018 for our CEO was $2,919,177 as noted in the table above. Annual total compensation for our median employee was $41,950. The Pay Ratio for Fiscal Year 2018 is 70 to 1. Under the SEC's rules and guidance, there are numerous ways to determine the compensation of a company's median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As a result of our methodology for determining the pay ratio, which is described above, our pay ratio may not be comparable to the pay ratios of other companies in our industry or in other industries because other companies may rely on different methodologies or assumptions, or may make adjustments that we do not make.

GRANTS OF PLAN-BASED AWARDS

        The table below summarizes estimated or targeted payouts to the Named Executive Officers under the 2019 Bonus Plan described in the Compensation Discussion and Analysis section of this Proxy Statement.

		Estimated future payouts under non-equity incentive plan awards			All Other Stock Awards; Number of Shares of Stock or Units (#)(2) (i)	Grant Date Fair Value of Stock Awards ($)(3) (j)
Name (a)	Grant date (b)	Threshold ($)(1) (c)	Target ($)(1) (d)	Maximum ($)(1) (e)
Kevin G. Guest,	N/A	—	$648,900	$865,200	—	—
Chief Executive Officer	02-05-18	—	—	—	18,555	$1,318,333
Jim Brown,	N/A	—	$421,785	$562,380	—	—
President and Chief Operating Officer	02-05-18	—	—	—	9,422	$669,433
G. Douglas Hekking,	N/A	—	$226,590	$453,180	—	—
Chief Financial Officer	02-05-18	—	—	—	5,892	$418,627
David Mulham,	N/A	—	$220,137	$440,274	—	—
Chief Sales Officer	02-05-18	—	—	—	5,595	$397,525
Walter Noot,	N/A	—	$226,012	$452,025	—	—
Chief Information Officer	02-05-18	—	—	—	5,634	$400,296

(1)
Columns (f), (g) and (h) are intentionally omitted. There is no guaranteed payment to our Named Executive Officers under the 2019 Executive Bonus Plan. If the minimum performance objectives are not achieved, they will receive no payout under the 2019 Executive Bonus Plan. The amounts shown in column (d) reflect the target payout, which is 75% of base salary for Mr. Guest and Mr. Brown and 50% of base salary for each of the other Executives. The amounts shown in column (e) reflect 100% of the Executive's base salary, which is the maximum payout that can be obtained under the 2019 Executive Bonus Plan.

(2)
All equity awards granted to the Named Executive Officers were RSUs and granted under the 2015 Equity Incentive Award Plan.

(3)
All Equity Awards granted to the Named Executive Officers were granted at the closing stock price on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table includes certain information with respect to the value of all equity awards previously granted to the Named Executive Officers outstanding as of December 29, 2018.

Outstanding Equity Awards at Fiscal Year-End

	Option awards					Restricted Stock Unit awards
		Number Of Securities Underlying Unexercised Options (#)
						Number of shares or units of stock that have not vested (#)	Market value of shares or units that have not vested ($)(1)
Name	Grant Date	Exercisable	Unexercisable	Option exercise price ($)	Option expiration date
Kevin G. Guest,	09-01-15	—	60,000	$70.75	03-01-2020	—	—
Chief Executive	05-01-17	—	—	—	—	4,120	$473,635
Officer(2)(3)(4)(8)	10-23-17	—	—	—	—	5,503	$632,625
	02-05-18	—	—	—	—	18,555	$2,133,083
Jim Brown,	09-01-15	—	30,000	$70.75	03-01-2020	—	—
President and Chief Operating	05-01-17	—	—	—	—	4,120	$473,635
Officer(2)(3)(4)(8)	10-23-17	—	—	—	—	3,015	$346,604
	02-05-18	—	—	—	—	9,422	$1,083,153
G. Douglas Hekking,	09-01-15	—	15,000	$70.75	03-01-2020	—	—
Chief Financial	05-01-17	—	—	—	—	2,659	$305,679
Officer(4)(5)(6)(8)	10-23-17	—	—	—	—	2,018	$231,989
	02-05-18	—	—	—	—	5,892	$677,344
David Mulham,	09-01-15	30,000	30,000	$70.75	03-01-2020	—	—
Chief Sales Officer(3)(4)(5)(8)	05-01-17	—	—	—	—	2,619	$301,080
	10-23-17	—	—	—	—	1,916	$220,263
	02-05-18	—	—	—	—	5,595	$643,201
Walter Noot,	12-16-16	16,000	48,000	$62.20	07-16-2022	—	—
Chief Information	10-23-17	—	—	—	—	1,894	$217,734
Officer(4)(5)(7)(8)	02-05-18	—	—	—	—	5,634	$647,685

(1)
The market value of the RSUs that have not vested is calculated by multiplying the number of units shown in the table by $114.96, the closing stock price on December 29, 2018.

(2)
The SSAR grants to Mr. Guest and Mr. Brown which expire on March 1, 2020, vest 50% in September 2018 and 50% in September 2019.

(3)
The RSU grants to Mr. Guest, Mr. Brown, and Mr. Mulham on May 1, 2017, vest 25% annually beginning on February 6, 2018.

(4)
The RSU grants that Mr. Guest, Mr. Brown, Mr. Hekking, Mr. Mulham, and Mr. Noot, received on October 23, 2017, vest 25% annually, beginning on the first anniversary of the date of grant.

(5)
The SSAR grants to Mr. Mulham and Mr. Hekking which expire on March 1, 2020, vest 40% in September 2017, 30% in September 2018 and 30% in September 2019.

(6)
The RSU grant that Mr. Hekking, received on May 1, 2017, vests 25% annually, beginning on the first anniversary of the date of grant.

(7)
The SSAR grant to Mr. Noot, which expires on July 16, 2020, vests 20% annually, beginning on the first anniversary of the date of grant.

(8)
The RSU grants that Mr. Guest, Mr. Brown, Mr. Hekking, Mr. Mulham, and Mr. Noot, received on February 5, 2018, vest 25% annually, beginning on the first anniversary of the date of grant.

OPTION EXERCISES AND STOCK VESTED

        The following table summarizes information regarding the exercise of SSARs and each vesting of RSUs, for each of the Named Executive Officers on an aggregated basis during the Fiscal Year ended December 29, 2018.

	Option awards		Restricted stock unit awards
(a) Name	(b) Number of shares acquired on exercise (#)	(c) Value realized on exercise ($)	(d) Number of shares acquired on vesting (#)	(e) Value realized on vesting ($)
Kevin G. Guest	25,266	$3,095,573	3,208	$290,585
Jim Brown	13,021	$1,629,032	2,378	$203,087
G. Douglas Hekking	8,993	$1,023,225	1,559	$165,307
David Mulham	14,733	$1,650,200	1,512	$129,128
Walter Noot	3,075	$236,800	631	$66,520

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of December 29, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding awards(1)		Weighted-average exercise price of outstanding awards		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,536,870	(2)	$66.07	(3)	8,298,687
Equity compensation plans not approved by security holders	None		N/A		None

Total	1,536,870	(2)	$66.07	(3)	8,298,687

(1)
Consists of shares of common stock issuable under the USANA 2015 Equity Incentive Award Plan.

(2)
Includes (i) 196,894 RSUs and 23,631 DSUs that will entitle each holder to the issuance of one share of common stock for each unit, and (ii) 1,316,345 SSARs. A SSAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant in shares of common stock. Based on the closing stock price of $114.96 on the last trading day of fiscal 2018 and the exercise price of SSARs that were in-the-money, 559,838 shares of common stock would be issued upon the exercise of these SSAR awards.

(3)
Calculated without taking into account 220,525 shares of common stock subject to outstanding RSUs & DSUs, which are issuable without any cash consideration or other payment required for such shares.

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

        We do not have written employment agreements with any of our Named Executive Officers.

PROPOSAL #3—ANNUAL ADVISORY "SAY ON PAY" VOTE TO APPROVE OUR
NAMED EXECUTIVE OFFICERS' COMPENSATION

        Our Board believes that our compensation philosophy and program design are essential elements of our culture. Executive compensation is important in providing us with a competitive advantage in successfully attracting talent in a highly competitive industry. Our Compensation Committee has carefully considered the elements of executive compensation as it looks to appropriately incentivize our executive management and align their interests with shareholder value creation.

        We are required under Section 14A of the Exchange Act, enacted pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated by the SEC, to conduct a non-binding advisory vote of our shareholders to approve the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement. This is sometimes referred to as a "say-on-pay proposal."

        This vote is not intended to address any specific item of compensation, rather we are asking that you indicate your support for the overall compensation of our Named Executive Officers, and the executive compensation policies and practices as described in the Compensation Discussion and Analysis and in the accompanying "Executive Compensation Tables" and related disclosures in this Proxy Statement for a more detailed discussion of our compensation programs and policies, the compensation governance measures undertaken and implemented by our Board, and the compensation awarded to our Named Executive Officers during Fiscal Year 2018.

        This is not a vote on our general compensation policies or any specific element of compensation, the compensation of our non-employee directors, our CEO pay ratio, or the features of our compensation program designed to prevent excessive risk-taking. The results of the advisory vote are not binding on our Board. However, in accordance with SEC regulations, the Compensation Committee will disclose the extent to which it takes into account the results of the vote in the CD&A of our 2020 proxy statement and take them into consideration when structuring future executive compensation arrangements.

        The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board recommends that you vote FOR the approval of the following resolution:

    "RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative discussion."

 SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

        Shareholder proposals must be received by our Corporate Secretary at USANA Health Sciences, Inc., Attention: Corporate Secretary, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336, no later than November 15, 2019, to be eligible for inclusion in our form of proxy, notice of meeting and proxy statement relating to the 2020 Annual Meeting of Shareholders. We are not required to include in our proxy materials a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules. The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. If a shareholder intends to present a proposal at the 2020 Annual Meeting without including that proposal in our proxy materials and written notice of the proposal is not received by us as described above, or if we meet other requirements of the applicable SEC rules, then the proxies solicited by the Board for use at the 2020 Annual Meeting will confer discretionary authority to the individuals acting under the proxies to vote on the proposal at the 2020 Annual Meeting. Our 2020 Annual Meeting is currently scheduled to be held on May 1, 2020.

OTHER BUSINESS

        As of the date of this Proxy Statement, the Board knows of no matter that will be properly presented for action at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

 ANNUAL REPORT ON FORM 10-K

        Audited consolidated financial statements for the Company and its subsidiaries for the Fiscal Year ended December 29, 2018, are included in our Annual Report on Form 10-K filed with the SEC. Copies of the Annual Report on Form 10-K for Fiscal Year 2018 (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained without charge by writing to USANA Health Sciences, Inc., Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336. Our reports and other public filings, including this Proxy Statement, also may be obtained from the SEC's on-line database, located at www.sec.gov.

        Our Annual Report on Form 10-K for Fiscal Year 2018 and other SEC filings are also available on the Investor page of our website at www.usana.com and can be viewed at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The Annual Report on Form 10-K is not deemed a part of the proxy soliciting material for the Annual Meeting.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

        Registered shareholders can further save us expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

        To revoke your decision to receive or access shareholder communications electronically, access the website www.proxyvote.com, enter your current PIN, select "Cancel my Enrollment," and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as "Inactive." You may reactivate your enrollment at any time. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

 HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders, proxy statements, and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as "householding," permits us to send: (a) a single annual report and/or a single proxy statement or (b) a single Notice of Internet Availability of Proxy Materials to multiple registered shareholders who share an address. In each case, each registered shareholder at the shared address must consent to the householding process in accordance with applicable SEC rules. Each registered shareholder would continue to receive a separate proxy card with proxy materials delivered by mail or e-mail.

        Only one copy of this Proxy Statement and our 2018 Annual Report or one copy of the Notice of Internet Availability of Proxy Materials is being delivered to multiple registered shareholders at a shared address, who have affirmatively consented, in writing, to the householding process, unless we have subsequently received contrary instructions from one or more of such registered shareholders. A separate proxy card is being included for each account at the shared address to which paper copies of this Proxy Statement and our 2018 Annual Report have been delivered. We will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the 2018 Annual Report or a separate copy of the Notice of Internet Availability of Proxy Materials to a registered shareholder at a shared address to which a single copy of these documents was delivered. A registered shareholder at a shared address may contact us by mail addressed to USANA Health Sciences, Inc., Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336, or by phone at (801) 954-7100, to: (a) request additional copies of this Proxy Statement and our 2018 Annual Report or the Notice of Internet Availability of Proxy Materials; or (b) notify us that the registered shareholder wishes to receive a separate annual report to shareholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

        Registered shareholders who share an address may request delivery of a single copy of annual reports to shareholders, proxy statements, or Notices of Internet Availability of Proxy Materials, as applicable, in the future, if they are currently receiving multiple copies, by contacting us as described in the preceding paragraph. Many brokerage firms and other holders of record have also instituted householding. If your family or others with a shared address have one or more "street name" accounts under which you beneficially own common stock, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement and our Annual Report or the Notice of Internet Availability of Proxy Materials, or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

By Order of the Board of Directors,

Joshua Foukas Chief Legal Officer, General Counsel and Corporate Secretary

Date: March 22, 2019

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. USANA HEALTH SCIENCES, INC. ATTN: JOSHUA FOUKAS 3838 W. PARKWAY BLVD. SALT LAKE CITY, UT 84120 During The Meeting - Go to www.virtualshareholdermeeting.com/USNA2019 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E61960-P20579 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. USANA HEALTH SCIENCES, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Myron W. Wentz, Ph.D. 02) Robert Anciaux 03) Gilbert A. Fuller 04) Kevin G. Guest 05) Feng Peng 06) Peggie J. Pelosi 07) Frederic Winssinger For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! ! ! ! 2. Ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2019. 3. Approve on an advisory basis the Company's executive compensation, commonly referred to as a "Say on Pay" proposal. NOTE: To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E61961-P20579 USANA HEALTH SCIENCES, INC. Annual Meeting of Shareholders May 1, 2019 11:00 AM MDT This proxy is solicited by the Board of Directors The shareholder executing and delivering this Proxy hereby appoints Kevin G. Guest and G. Douglas Hekking and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned as of March 1, 2019, at the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at www.virtualshareholdermeeting.com/USNA2019, on Wednesday, May 1, 2019, at 11:00 a.m., Mountain Daylight Time, or at any adjournment thereof. This Proxy is given in accordance with the instructions indicated and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side